BONTANG IV LOAN AGREEMENT



                              $750,000,000.00

                                   among

                      CONTINENTAL BANK INTERNATIONAL

                                as Trustee
                     under the Bontang IV Trustee and
                          Paying Agent Agreement

                               as Borrower,

       CHASE MANHATTAN ASIA LIMITED and THE MITSUBISHI BANK, LIMITED

                             as Coordinators,

                       the other banks and financial
                  institutions named herein as Arrangers,
                  Co-Arrangers, Lead Managers, Managers,
                         Co-Managers and Lenders,

      THE CHASE MANHATTAN BANK, N.A. and THE MITSUBISHI BANK, LIMITED
                               as Co -Agents
                                    and
                      THE CHASE MANHATTAN BANK, N.A.
                                 as Agent

                        Dated as of August 26, 1991

                            TABLE OF CONTENTS*


                                                           Page

RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . 1

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . 2

2.   THE ADVANCES. . . . . . . . . . . . . . . . . . . . .15

     2.1     The Commitments . . . . . . . . . . . . . . .15
     2.2     Manner of Borrowing . . . . . . . . . . . . .16
     2.3     Interest. . . . . . . . . . . . . . . . . . .18
     2.4     Election of Interest Periods. . . . . . . . .18
     2.5     Determination of Interest Rates . . . . . . .19
     2.6     Alternative Interest Rates. . . . . . . . . .19
     2.7     Interest Rate on Overdue Amounts;
              Other Indemnities. . . . . . . . . . . . . .21
     2.8     Fees. . . . . . . . . . . . . . . . . . . . .23

     2.9     The Notes . . . . . . . . . . . . . . . . . .23
     2.10    Repayment  on Maturity Dates; Deferral. . . .25
     2.11    Notices . . . . . . . . . . . . . . . . . . . .        26

3.   PAYMENTS. . . . . . . . . . . . . . . . . . . . . . .27

     3.1     Allocation of Amounts; Substitute Payment . .27
     3.2     Funds of Payment. . . . . . . . . . . . . . .27
     3.3     Set-Off, Counterclaim and Taxes . . . . . . .28
     3.4     Change of Law . . . . . . . . . . . . . . . .29
     3.5     Certain Prepayments . . . . . . . . . . . . .31
     3.6     Other Prepayments . . . . . . . . . . . . . .31
     3.7     Cancellation of Commitments . . . . . . . . .32
     3.8     No Reborrowing. . . . . . . . . . . . . . . .32
     3.9     Payments to be Made at End of Interest Period32

4.   REPRESENTATIONS AND WARRANTIES OF THE BORROWER. . . .32

     4.1     Power and Authority . . . . . . . . . . . . .33
     4.2     Legal  Action . . . . . . . . . . . . . . . .33
     4.3     Restrictions. . . . . . . . . . . . . . . . .33
     4.4     Registration and Approvals. . . . . . . . . .33
     4.5     Agreement Binding . . . . . . . . . . . . . .33
     4.6     Ranking of Advances; Encumbrances . . . . . .34
     4.7     Litigation. . . . . . . . . . . . . . . . .  34


     4.8     Compliance with Other Instruments,etc . . . .35
     4.9     No Defaults . . . . . . . . . . . . . . . . .35
     4.10    Trust Agreement . . . . . . . . . . . . . . .35

5.   CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . .35

   5.1  Conditions Precedent to the Initial Advances . . .35
   5.2  Conditions Precedent to the Initial and
        Subsequent Advances. . . . . . . . . . . . . . . .38
   5.3  Representations. . . . . . . . . . . . . . . . . .39

6. COVENANTS . . . . . . . . . . . . . . . . . . . . . . .39

   6.1  Information. . . . . . . . . . . . . . . . . . . .39
   6.2  Negative Pledge. . . . . . . . . . . . . . . . . .40
   6.3  No Consent to Changes. . . . . . . . . . . . . . .41
   6.4  Indebtedness . . . . . . . . . . . . . . . . . . .41
   6.5  Notice at End of Availability Period . . . . . . .42

7.      EVENTS OF DEFAULT. . . . . . . . . . . . . . . . .42

8. AGENT . . . . . . . . . . . . . . . . . . . . . . . . .44
   8.1  Appointment and Authority. . . . . . . . . . . . .44
   8.2  Agent May Rely on Documents. . . . . . . . . . . .45
   8.3  No Amendment to Duties of Agent Without Consent. .45
   8.4  Responsibilities of Agent and Coordinators
   8.5  Funding Costs of Agent . . . . . . . . . . . . . .46
   8.6  Agent in Individual Capacity . . . . . . . . . . .47
   8.7  Credit Decision. . . . . . . . . . . . . . . . . .47
   8.8  Coordinators . . . . . . . . . . . . . . . . . . .47
   8.9  Change of Administrative Office of Agent . . . . . .        47
   8.10 Successor Agent. . . . . . . . . . . . . . . . . .47

9.      SOURCE OF DEBT SERVICE; RECOURSE . . . . . . . . .48

   9.1  Accumulation for Debt Service. . . . . . . . . . .48
   9.2  Accumulation in Regular Reserve Account. . . . . .48
   9.3  Debt Coverage Reserve Account. . . . . . . . . . .49
   9.4  Payments Made from Debt Service Account and
        Reserve Account. . . . . . . . . . . . . . . . .  50
   9.5  No Recourse. . . . . . . . . . . . . . . . . . . .50
   9.6  Not to Limit Remedies. . . . . . . . . . . . . . .51

   10.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . .52

   10.1 Notices. . . . . . . . . . . . . . . . . . . . . .52
   10.2 No Waiver; Remedies Cumulative . . . . . . . . . .52
   10.3 Use of English Language. . . . . . . . . . . . . .53
   10.4 Assignment and Transfer; Successors and Assigns;
        Participations . . . . . . . . . . . . . . . . . .53
   10.5 Amendments . . . . . . . . . . . . . . . . . . . .57
   10.6 Expenses; Indemnification. . . . . . . . . . . . .58
   10.7 Sharing of Set-Off and Other Payments. . . . . . .59
   10.8 Counterparts . . . . . . . . . . . . . . . . . . .60
   10.9 Table of Contents and Section Headings . . . . . .60
   10.10 Governing Law . . . . . . . . . . . . . . . . . .60
   10.11 Severability. . . . . . . . . . . . . . . . . . .60
   10.12 Term of Agreement . . . . . . . . . . . . . . . .61

                              LOAN AGREEMENT


     AGREEMENT dated as of August 26, 1991 among

     (i) CONTINENTAL BANK INTERNATIONAL, not in its individual capacity but solely as Trustee under the Bontang IV Trustee and Paying Agent Agreement among it and PERUSAHAAN PERTAMBANGAN MINYAK DAN GAS BUMI NEGARA, VIRGINIA INDONESIA COMPANY, OPICOIL HOUSTON, INC., VIRGINIA INTERNATIONAL COMPANY, ULTRAMAR INDONESIA LIMITED, UNION TEXAS EAST KALIMANTAN LIMITED, UNIVERSE GAS & OIL COMPANY, INC., TOTAL INDONESIE, UNOCAL INDONESIA, LTD. and INDONESIA PETROLEUM, LTD., dated as of the date hereof;

     (ii)     CHASE MANHATTAN ASIA LIMITED and THE MITSUBISHI
BANK, LIMITED, as Coordinators;

     (iii) the banks and other financial institutions named on the signature pages hereof under the captions "Arrangers", "Co-Arrangers", "Lead Managers", "Managers", "Co-Managers" and
"Co-Agents";

     (iv) the banks and other financial institutions named under the caption "Lenders" on the signature pages hereof; and

     (v) THE CHASE MANHATTAN BANK, N.A., as Agent for the Lenders.

                            W I T N E S S E T H


     WHEREAS, the Borrower has requested the Lenders to make Advances to the Borrower upon the terms and subject to the conditions of this Agreement in an aggregate principal amount of $750,000,000 for the purpose of paying (i) the costs incurred or to be incurred in connection with the design, engineering, procurement and construction of or otherwise relating to Train F and (ii) interest, fees, expenses, taxes and other amounts payable by the Borrower pursuant to Sections 2.3, 2.7, 2.8, 3.3, 3.4(b) and 10.6 hereof;

     WHEREAS, the Lenders are prepared, severally, and not jointly or jointly and severally, to make such advances to the Borrower on a pro rata basis upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, no recourse shall be had for any amount due under this Agreement against Continental Bank International in its individual capacity, with certain proceeds from the sale of liquefied natural gas being the sole source of repayment hereunder of all such amounts, except as specifically provided herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS
     As used in this Agreement, the following capitalized expressions shall have the following respective meanings, such meanings to be applicable to both the singular and the plural forms of such expressions:

     "Additional Pipeline" means the additional pipeline described in the Development Plan.

     "Additional Plant" means the additional gas liquefaction and processing facility known, for operating purposes, as "Train F" and facilities related to or used in connection therewith located within the perimeter fence of the natural gas liquefaction and processing plants forming part of the Bontang Plant.

     "Advance" means each advance by a Lender to the Borrower hereunder on a Borrowing Date or, where the context so requires, the amount of such advance from time to time outstanding.

     "Agent" means The Chase Manhattan Bank, N.A., or any successor thereto appointed pursuant to Section 8.10 hereof.

     "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended, supplemented or modified in accordance with the terms hereof.

     "Applicable Margin" means 1-1/4% for any Advances (including any Deferred Portion thereof).

     "Assumed Interest Rate" means the interest rate per annum agreed by the Borrower and the Majority Lenders on or prior to the date hereof; provided that at any time and from time to time following the date hereof (but not more than once each calendar quarter) upon the reasonable request of the Borrower, or the Agent (acting with the concurrence of the Majority Lenders), the Borrower and the Agent shall negotiate in good faith to reach agreement on an interest rate per annum to serve as the Assumed Interest Rate which is acceptable to the Borrower and the Agent on behalf of the Majority Lenders. If agreement cannot be reached on such interest rate within 30 days following a request for such negotiations, then the Assumed Interest Rate shall be the interest rate per annum specified in good faith by the Agent on behalf of the Majority Lenders.

     "Availability Period" means the period beginning on the Effective Date and ending on the earlier of (i) the date nine months following the Completion Date or (ii) September 30, 1994.

     "Basic Agreements" means the agreements listed on Schedule 1 hereto.

     "Bontang Plant" means the natural gas liquefaction plant at Bontang Bay on the east coast of Kalimantan, Indonesia including all related facilities, such as natural gas processing plants for the production of LNG and liquefied petroleum gas consisting of propane and butane, utilities, storage tanks, loading lines and arms, harbor, docks, berths, tug boats, residential community, workshops, offices, fixed plant and equipment and communication systems, together with replacements, improvements, additions and expansions of all such facilities, together also with natural gas transmission lines extending from "Delivery Points" as defined in the Processing Agreement, and from such other points in other fields from which natural gas is supplied, to the said natural gas liquefaction plant (including associated knock-out drums but excluding natural gas gathering pipelines within fields).

     "Bontang IV Payment Account" has the meaning set forth in
Article 1 of the Trust Agreement.

     "Borrowed Amounts" means any amounts borrowed pursuant to the first two sentences of Section 2.2(b) hereof.

     "Borrower" means Continental Bank International, solely as Trustee under the Trust Agreement and not in its individual capacity. The term "Borrower" does not include Continental Bank International in any other capacity or any one or more of the Producers.

     "Borrowing" means a borrowing hereunder consisting of Advances made to the Borrower at the same time by all then participating
Lenders severally.

     "Borrowing Date" means (i) a Business Day prior to August 30, 1991 specified in a Notice of Borrowing as a date on which the Borrower will make a Borrowing hereunder, (ii) thereafter the last day of each month (except August 1991) during the Availability Period and (iii) the last day of the Availability Period; provided that if a Borrowing Date would otherwise occur on a date which is not a Business Day, such Borrowing Date shall be the immediately preceding Business Day.

     "Business Day" means any day on which (i) dealings in Dollar deposits are carried on in the London interbank market and (ii) commercial banks are not authorized or required to close in either London or the City of New York.

     "Buyer" means each of (i) Osaka Gas Co., Ltd., a corporation organized under the laws of Japan, (ii) Tokyo Gas Co., Ltd., a corporation organized under the laws of Japan and (iii) Toho Gas Co., Ltd., a corporation organized under the laws of Japan, each as a buyer under the LNG Sales Contract and their respective successors and assigns thereunder.

     "Commitment" means, with respect to each Lender, the principal amount set forth opposite such Lender's name under the caption "Commitment" on the signature pages hereof, as such amounts may be reduced from time to time pursuant to Section 3.7 hereof, or such Lender's commitment to lend such amounts, as the context may require.

     "Completion Date" means the date on which the Agent shall have received a written notice from the Borrower as required by Section 6.1(e) hereof, to which is attached a notice from Pertamina to the effect that:

     (i) the construction of Train F has been completed in accordance with the Development Plan and the Additional Plant and the Additional Pipeline have been completed in accordance with, and fully and finally accepted by Pertamina under, the Construction
Documents;

     (ii) the Additional Plant has demonstrated processing capabilities consistent with those contained in the Development Plan and at least 170,000 metric tons of LNG meeting the quality specifications set forth in the LNG Sales Contract have been produced over a period of 30 consecutive days and delivered to storage during such period; and

     (iii) actual aggregate deliveries of at least two full cargoes of LNG have been made at the Delivery Point pursuant to the LNG Sales Contract during the 30-day period referred to in clause
(ii) above.

     "Construction Documents" means (i) the Bontang LNG Expansion Project Train F Agreement (Contract No. B50-JMC-001) dated March 1, 1991 between Pertamina and P.T. Inti Karya Persada Tehnik, as heretofore and hereafter amended, (ii) the Interim Contract dated as of March 1, 1991 between Pertamina and P.T. Inti Karya Persada Tehnik, as heretofore and hereafter amended, (iii) Articles 1, 2, 5, 7, 8 and 17 of the Collaboration Agreement dated March 1, 1991 among P.T. Inti Karya Persada Tehnik, Chiyoda Corporation and Mitsubishi Corporation, as heretofore and hereafter amended, and
(iv) the letter agreement dated March 1, 1991 among Chiyoda Corporation, Mitsubishi Corporation and Pertamina, as heretofore and hereafter amended.

     "Debt Coverage Ratio" means:

     (i) during the Availability Period, (i) the sum of (x) the present value as of September 30, 1994 (determined by discounting by the Assumed Interest Rate at the time of calculation) of the Source of Debt Service reasonably anticipated to be payable from such date to the Final Maturity Date plus (y) the amount held in the Reserve Account at the time of calculation, divided by (ii) the total Commitments; and

     (ii) thereafter, (i) the sum of (x) the present value as of the time of calculation (determined by discounting by the Assumed Interest Rate at the time of calculation) of the Source of Debt Service reasonably anticipated to be payable from the time of calculation to the Final Maturity Date plus (y) the amount held in the Reserve Account at the time of calculation, divided by (ii) the outstanding principal amount of the Notes at the time of calculation.

     Prior to the Effective Date the assumptions necessary for calculating the Debt Coverage Ratio shall have been the subject of agreement between the Borrower and the Agent or in the absence of agreement shall have been specified in good faith by the Agent on behalf of the Majority Lenders. These assumptions shall remain in effect for purposes of calculating the Debt Coverage Ratio, whenever required, until such time (but not more than once each calendar quarter) as either the Borrower or the Agent (with the concurrence of the Majority Lenders) shall request a reconsideration of such assumptions, whereupon the Borrower and the Agent shall negotiate in good faith to reach agreement on assumptions necessary for calculating the Debt Coverage Ratio which are acceptable to the Borrower and the Agent on behalf of the Majority Lenders. If the Borrower and the Agent on behalf of the Majority Lenders cannot reach agreement on such assumptions within 30 days following a request for reconsideration of such assumptions, then, until any further request for reconsideration thereof is made and agreed, the assumptions to be used for purposes of calculating the Debt Coverage Ratio, whenever required, shall be those specified in good faith by the Agent on behalf of the Majority Lenders.

     "Debt Coverage Reserve Account" has the meaning set forth in
Article 1 of the Trust Agreement.
     "Debt Service Account" has the meaning set forth in Article
1 of the Trust Agreement.

     "Deferred Portion" means any portion of the outstanding principal amount of any Advance, the payment of which has been deferred pursuant to Section 2.10(b) hereof.

     "Delivery Point" means "Delivery Point" as set forth in
Article 1 of the LNG Sales Contract.

     "Development Plan" means the Development Plan for Train F entitled BADAK LNG IV (TRAIN F) PROJECT DEVELOPMENT PLAN dated
March 1991, as heretofore and hereafter amended.

     "Dollars" and the sign "$" mean such coin or currency of the United States of America as is, at the relevant time, legal tender for the payment of public and private debts.

     "Drawdown Schedule" means the schedule of Borrowings anticipated to be requested on each of the Borrowing Dates as originally set forth in Schedule 2 hereto and as updated quarterly pursuant to Section 2.2(e) hereof.

     "Effective Date" means the date this Agreement is fully executed by all of the parties hereto.

     "Encumbrance" means any lien, security interest, mortgage, deed of trust, pledge, charge or any other encumbrance of any kind, including, without limitation, the rights of a vendor, lessor or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, any production payment, and, with respect to any property or assets, any other right of or arrangement with any creditor to have its claim satisfied out of any such property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

     "Event of Default" means any of the events specified in
Section 7 hereof.

     "Excluded Taxes" means (i) any Taxes (including withholdings) based upon gross or net income payable by a Lender or th/e Agent to the jurisdiction of such Lender's incorporation or the jurisdictions in which such Lender has its principal executive office or in which its Lending Office is located, or any department, agency or other political subdivision or taxing authority in any of such jurisdictions and (ii) the additional amount of any Taxes (other than Taxes described in the preceding clause (i) prior to a change in the Lending Office) that may be imposed upon or with respect to a Payment arising solely by reason of the facts that the Lender is a foreign corporation or other non-resident person within the meaning of the Internal Revenue Code of 1986, as amended, and the Lending office receiving such Payment is not located in the United States of America. Solely for purposes of the preceding sentence, the term "Lending Office" shall mean, in addition to the definition set forth below in this Section 1, a branch or office of a Lender which has physical custody of a Note, this Agreement or the Letter Agreement or which conducts the activities that are the responsibilities of a Lender described in this Agreement or, solely in the event that a taxing jurisdiction asserts a tax by reason of the fact that a branch or office of a Lender previously had (but no longer has) such custody or conducted (but no longer conducts) such activities, such other branch or office.

     "Final Maturity Date" means the fortieth Maturity Date occurring following the last day of the Availability Period.

     "Gross Invoice Amount" means the sum (without duplication) of
(i) the amounts payable to the Borrower pursuant to the LNG Sales Contract in respect of LNG purchased or, if not taken, required to be purchased but not taken thereunder, (ii) amounts payable to the Borrower pursuant to Section 6.3 of each Supply Agreement and (iii) all amounts payable to the Borrower on account of interest due by reason of the late payment of invoices for LNG under Section 10.3 of the LNG Sales Contract; provided that the Gross Invoice Amount shall not be reduced by any rebate, setoff, reduction or discount given or agreed to by one or more parties to the LNG Sales Contract from such amount payable as so defined, adjusted and calculated, and provided further, that if the Borrower is authorized and requested by the Producers (which authorization and request may be given pursuant to Section 1.16(b) of the Producers Agreement) to execute and deliver an agreement providing for the amendment of this definition of Gross Invoice Amount, and if the Agent on behalf of the Lenders also executes and delivers such agreement, this definition of Gross Invoice Amount shall be deemed amended for all purposes of this Agreement as set forth in such agreement.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Indebtedness" means, with respect to any Person, (i) all indebtedness or obligations of such Person for borrowed money, (ii) all indebtedness or obligations of such Person evidenced by bonds, debentures, notes, swap agreements or other similar instruments or agreements, and all securities issued by such Person providing for mandatory payments of money, whether or not contingent, (iii) all obligations of such person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent obligations of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument to the extent that such reimbursement obligations remain outstanding five business days after they become non-contingent, (vii) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person or (viii) all Guarantees by such Person of or with respect to the Indebtedness of another Person.

     "Interest Payment Date" means the last day of each Interest
Period.

     "Interest Period" means (except in the case of the initial
Interest Period) a period of three or six months selected or deemed selected by the Borrower as provided in Section 2.4 hereof and determined as follows:

     (i) The initial Interest Period for each Borrowing will begin on the date of such Borrowing and will end on the March 31, June 30, September 30, or December 31 next occurring within three months thereafter, and each subsequent Interest Period for such Borrowing will begin on the Interest Payment Date ending the previous Interest Period and end on the June 30, September 30, December 31 or March 31 next occurring three or six months thereafter, as the case may be, subject to clauses (ii), (iii) and (iv) of this definition.

     (ii) Subject to clause (iv) of this definition, all Borrowings for which Interest Periods end on the same Interest
Payment Date shall be consolidated so that all subsequent elections of Interest Periods for such Borrowings shall apply to all such Borrowings so consolidated.

     (iii) If any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the immediately preceding Business Day.

     (iv) If the Borrower wishes to elect an Interest Period of six months for any Borrowings and if the aggregate outstanding principal amount of the Borrowings for which a Notice of Interest Period is then to be given is greater than the amount of the repayment installment due to the Lenders on a Maturity Date approximately three months following the date of the proposed election, then, for purposes of calculating interest, such Borrowings shall be divided and henceforth treated as two separate Borrowings (such division to be pro rata as to each Lender's Advances), one of an amount equal to the amount of the repayment installment due to the Lenders on such Maturity Date (the Interest Period for which will end on such Maturity Date) and the other of an amount equal to the remainder of such consolidated Borrowings. The Borrower's election of a six-month Interest Period shall only apply to such remainder of the consolidated Borrowings.

     "Legal Requirements" means all applicable (i) laws, rules, regulations, ordinances, orders, decrees, permits, licenses, authorizations, directions and requirements of all governments and governmental departments, commissions, boards, authorities and agencies, (ii) court and governmental administrative agency judgments and injunctions, (iii) arbitral awards and (iv) requirements of courts and arbitral tribunals.

     "Lender" means each of the banks and other financial institutions named under the caption "Lenders" on the signature pages hereof, any transferee pursuant to and subject to the conditions stated in Section 10.4 hereof and their respective permitted successors and assigns.

     "Lending Office" means (i) initially for each Lender its office or branch located as of the date hereof at its address set forth on the signature pages hereof and (ii) subsequently for each Lender such other office or branch of such Lender as such Lender may designate by notice in writing to the Borrower and the Agent as the office or branch from or at which such Lender's Advances will thereafter be made or maintained and for the account of which all payments of principal of and interest on the relevant Notes and all other payments to such Lender under this Agreement will thereafter be made; provided that the designation of a new Lending Office shall be subject to the conditions stated in Section 10.4 hereof.

     "Letter Agreement" means collectively (i) the Management Fee Letter Agreement referred to in Section 2.8(a) hereof, (ii) the Agency Fee Letter Agreement referred to in Section 2.8(b) hereof and (iii) the Expenses Letter Agreement referred to in Section 10.6(c) hereof.

     "LIBOR" has the meaning set forth in Section 2.5 hereof.

     "LNG" has the meaning set forth in Article 1 of the Processing
Agreement.

     "LNG Sales Contract" means the Badak IV LNG Sales Contract, dated as of October 23, 1990, between Pertamina and each of the Buyers, as heretofore and hereafter amended, including any extension or renewal thereof.

     "Majority Lenders" means at any time Lenders holding in excess of 66-2/3% of the aggregate unpaid principal amount of the Advances, or if no such Advances are at the time outstanding, Lenders having in excess of 66-2/3% of the aggregate amount of the Commitments.

     "Maturity Date" means the first March 31, June 30, September 30 or December 31 to occur at least three months following the last day of the Availability Period and, thereafter, each March 31, June 30, September 30 and December 31 occurring three months following the last of the same to occur, each of which shall be an Interest Payment Date; provided that if any such date is not a Business Day, such Maturity Date shall be the immediately preceding Business Day.

     "Note" means any of the Notes provided for in Section 2.9 hereof.

     "Notice Lenders" has the meaning set forth in Section 2.6 hereof.

     "Notice of Borrowing" means a notice from the Borrower to the Agent substantially in the form of Exhibit A hereto.

     "Notice of Deferral" means a notice from the Borrower to the Agent substantially in the form of Exhibit B-1 hereto.

     "Notice of Interest Period" means a notice from the Borrower to the Agent substantially in the form of Exhibit B-2 hereto.

     "Notice of Start-up" means the notice that Start-up has occurred given by Pertamina to the Agent and the Borrower.

     "Pari Passu Swap Indebtedness" has the meaning set forth in
Section 6.4 hereof.

     "Payments" has the meaning set forth in Section 3.3 hereof.

     "Person" means and includes any individual, corporation, juridical entity, association, statutory body, partnership, joint venture, trust, estate, unincorporated organization or government, state or any political subdivision, instrumentality, agency or authority thereof.

     "Pertamina" means Perusahaan Pertambangan Minyak Dan Gas Bumi Negara, a State Enterprise of the Republic of Indonesia, which is wholly owned by the Republic of Indonesia, and its successors and assigns permitted under the Producers Agreement.

     "Plant Use Agreement" means the Second Amended and Restated
Agreement for Use and Operation of Plant dated August 12, 1991, but effective as of February 9, 1988, between Pertamina and P.T. Badak, as hereafter amended.

     "Processing Agreement" means the Amended and Restated Bontang Processing Agreement, dated as of February 9, 1988, among the Producers on the one hand and P.T. Badak on the other, as hereafter amended.

     "Producers" means Pertamina, OPICOIL Houston, Inc.., Virginia International Company, Virginia Indonesia Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc., Total Indonesie, Unocal Indonesia, Ltd., and Indonesia Petroleum, Ltd. and Persons succeeding to their interests in the manner permitted by Section 6.3 of the Producers Agreement.

     "Producers Agreement" means the Bontang IV Producers Agreement of even date herewith among the Producers, the Agent and the Lenders, as hereafter amended.

     "P.T. Badak" means P.T. Badak Natural Gas Liquefaction
Company, a corporation organized under the laws of the Republic of Indonesia.

     "Quarterly Debt Service" has the meaning set forth in Section
9.1 hereof.

     "Quarterly Period" shall mean the period from and including the making of the initial Borrowing to and including September 30, 1991 and thereafter each subsequent period of approximately three calendar months ending on the next to occur of December 31, March 31, June 30 or September 30, as the case may be, provided that if the last day of a Quarterly Period would be a day which is not a Business Day such Quarterly Period will end on the immediately preceding Business Day and that each subsequent Quarterly Period will begin on the calendar day (whether or not a Business Day) immediately following the last day of the preceding Quarterly Period.

     "Reference Banks" means The Chase Manhattan Bank, N.A., The
Mitsubishi Bank, Limited, The Dai-Ichi Kangyo Bank, Ltd. and Union Bank of Switzerland.

     Regular Reserve Account" has the meaning set forth in Article 1 of the Trust Agreement.

     "Reserve Account" has the meaning set forth in Article 1 of the Trust Agreement.

     "Reserves" has the meaning set forth in Section 2.6 hereof.

     "Responsible Officer of the Borrower" means the chairman and vice chairman of the board of directors, the chairman of the executive committee of the board of directors, the president, any executive vice president, any senior vice president, any senior director or any vice president of Continental Bank International.

     "Risk Co-Participant" means any of C. Itoh & Co., Ltd.,
Marubeni Corporation, Nissho Iwai Corporation or Sumitomo
Corporation, each a corporation organized under the laws of Japan.
     "Risk Participant" means Mitsubishi Corporation, a corporation organized under the laws of Japan.

     "Risk Participation Agreement" means collectively (i) the Risk Participation Agreement dated as of the date hereof between the Risk Participant and the Agent on behalf of the Lenders and (ii) the Co-Participation Agreement dated as of the date hereof among each of the Risk Co-Participants, the Risk Participant and the Agent on behalf of the Lenders.

     "Section 10.4(a) Affiliate" has the meaning set forth in
Section 10.4(a) hereof.

     "Seller's Gas Supply Obligation" means, at any time, "Seller's Gas Supply Obligation" as defined in the LNG Sales Contract.

     "Source of Debt Service" means:

     (i) in respect of each amount payable to the Borrower for LNG purchased, or for LNG required to be purchased but not taken, under the LNG Sales Contract, or payable to the Borrower pursuant to the Supply Agreements or otherwise pursuant to the LNG Sales Contract (without duplication) the portion, if any, of the amount so payable equal to the percentage specified below of the Gross Invoice Amount payable (x) under each invoice rendered with respect to each cargo purchased, or in the case of LNG required to be purchased but not taken under each invoice rendered with respect to the same quantity not taken, and (y) otherwise in respect of each cargo, plus the same percentage of all indemnities and additional amounts payable by each of the Buyers under the LNG Sales Contract (other than any refunds of demurrage payable under Section 4.13(c) thereof) without any reduction or set-off from any such amounts; provided that if the Borrower is authorized and requested by the Producers (which authorization and request may be given pursuant to Section 1.16(b) of the Producers Agreement) to execute and deliver an agreement providing for the amendment of this definition of Source of Debt Service, and if the Agent on behalf of the Lenders also executes and delivers such agreement, this definition of Source of Debt Service shall be deemed amended for all purposes of this Agreement as set forth in such agreement; and

     (ii) in respect of any period the aggregate amount of the Source of Debt Service payable during such period.

     The percentage referred to above means (i) at any time on or prior to the twentieth Maturity Date, 70%, and (ii) at any time thereafter, 65%.

     "Start-up" means the first delivery of LNG under the LNG Sales
Contract.

     "Subordinated Indebtedness" has the meaning set forth in
Section 6.4 hereof.

     "Supply Agreements" means:

     (i) Badak IV LNG Sales Contract Supply Agreement dated August 12, 1991, but effective as of October 23, 1990, by and between Pertamina, on the one hand, and Total Indonesie and Indonesia
Petroleum, Ltd., on the other hand, as hereafter amended;

     (ii) Badak IV LNG Sales Contract Supply Agreement, dated August 12, 1991, but effective as of October 23, 1990, by and between Pertamina, on the one hand, and Virginia Indonesia Company, OPICOIL Houston, Inc., Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc. and Virginia International Company, on the other hand, as hereafter amended;

     (iii) Badak IV LNG Sales Contract Supply Agreement for Unocal Contract Area dated August 12, 1991, but effective as of October 23, 1990, between Pertamina, on the one hand, and Unocal Indonesia, Ltd., on the other hand, as hereafter amended; and

     (iv) Badak IV LNG Sales Contract Supply Agreement for INPEX Contract Area dated August 12, 1991, but effective as of October 23, 1990, between Pertamina, on the one hand, and Unocal Indonesia, Ltd. and Indonesia Petroleum, Ltd., on the other hand, as hereafter amended.

     "Support Facilities" means the additional general community and support facilities to be located adjacent to the Bontang Plant as described in the Development Plan.

     "Taxes" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatsoever nature, that may now or hereafter be imposed or asserted by any jurisdiction or any political subdivision thereof or any taxing authority therein and all interest, penalties or similar liabilities with respect thereto.

     "Train F" means, collectively, (i) the Additional Plant, (ii) the Additional Pipeline and (iii) the Support Facilities, in each case as described in the Development Plan.

     "Transfer Certificate" has the meaning set forth in Section
10.4(b) hereof.

     "Transferee" has the meaning set forth in Section 10.4(b) hereof.

     "Trust Agreement" means the Bontang IV Trustee and Paying
Agent Agreement among Continental Bank International, as Trustee, and the Producers, dated as of the date hereof, as hereafter amended.

SECTION 2.  THE ADVANCES

     2.1 The Commitments. Upon the terms and subject to the conditions set forth in this Agreement, each Lender severally, and not jointly or jointly and severally, agrees to make Advances to the Borrower in Dollars through its Lending Office. The Advances shall be made by each Lender on the Borrowing Dates and in the amounts provided for in Section 2.2 hereof, but in no event in an aggregate amount that exceeds the amount of its Commitment; provided that such Commitment has not theretofore been terminated or canceled pursuant to Section 3.4(a) hereof or Section 3.7 hereof or otherwise.

     2.2 Manner of Borrowing.

         (a) The Borrower shall give to the Agent, in each case not later than noon, New York time, on or prior to the fifth Business Day preceding each Borrowing Date on which a Borrowing is to be made, a Notice of Borrowing, in writing, which, subject to clause (e) of this Section 2.2, shall specify the amount, if any, of such Borrowing. The amount, if any, to be drawn down on any Borrowing Date shall be $10,000,000.00 on or prior to June 30, 1993 and $5,000,000.00 thereafter or in each case any larger integral multiple of $1,000,000.00, except in the case of the final drawdown, which may be in any amount not exceeding undrawn Commitments. The total amount to be drawn down on any Borrowing Date shall be apportioned by the Agent on a pro rata basis among the outstanding Commitments of the Lenders. A Notice of Borrowing, once received by the Agent, shall not be revocable by the Borrower.

         (b) During the period ending on the earlier of (i) March 31, 1994 or (ii) the Completion Date, the Borrower shall have the right to elect to borrow from the Lenders on each relevant Borrowing Date, in addition to the amounts to be borrowed on such Borrowing Date pursuant to clause (a) of this Section 2.2, an amount not exceeding (i) the amount of interest, fees, expenses, taxes and other amounts payable by the Borrower pursuant to Sections,.2.3, 2.7, 2.8, 3.3, 3.4(b) and 10.6 hereof and in connection with the effecting of any Pari Passu Swap Indebtedness, plus (ii) the difference between such amount and the next highest amount that is $1,000,000.00 or an integral multiple thereof. In addition, the Borrower similarly shall have the right to elect to borrow from the Lenders on June 30, 1994 amounts of the type referred to in the foregoing sentence due on such date but only if and to the extent that the Borrower and the Agent shall have been advised by Pertamina on behalf of the Producers that by reason of the application of Section 7.1(b) of the LNG Sales Contract the Source of Debt Service accumulated and maintained in the Regular Reserve Account immediately prior to June 30, 1994 is less than the amounts so payable. Any election permitted by this Section 2.2(b) shall be exercised by including the amount to be borrowed in the Notice of Borrowing given pursuant to Section 2.2(a) hereof. The amount of such Borrowings shall thereafter be added to the outstanding principal amount of the Advances and shall bear interest as specified in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereof.

         (c) Upon receipt of a Notice of Borrowing, the Agent shall as promptly as practicable notify each Lender of the Borrowing Date identified therein. Before 10:00 a.m. New York time on such Borrowing Date each Lender will make available in Dollars the amount of such Lender's Advance to be made on such Borrowing Date in same day settlement funds by credit of Federal or other immediately available funds satisfactory to the Agent to the account of the Agent (Western Hemisphere Facility Account No. 900-9-000028) at The Chase Manhattan Bank, N.A., Two Chase Manhattan Plaza, New York, New York 10081, U.S.A. for the account of the Borrower or at such other office in New York, New York or elsewhere as the Agent may from time to time designate by telex (to be confirmed by letter) to the Lenders. Upon and subject to the terms and conditions of this Agreement, before 1:00 p.m. New York time on such Borrowing Date the Agent shall make available to the Borrower to such account in New York City as shall have been specified by the Borrower in such Notice of Borrowing on such Borrowing Date the funds made available to the Agent pursuant to the next preceding sentence in the same funds as received by the Agent.

         (d) The failure of a Lender to make an Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance hereunder on such date, and no Lender shall be responsible for the failure of any other Lender to make an Advance to be made by such other Lender on the date specified therefor. Unless the Agent shall have been notified by a Lender prior to a Borrowing Date (which notice shall be effective only upon receipt) that such Lender does not intend to make available to it such Lender's Advance to be made on such date, the Agent may assume that such Lender has made such Lender's Advance available to it on such date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If the Lender's Advance is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such amount either on demand from such Lender or on demand and in accordance with the provisions of Section 3.9 hereof from the Borrower together with interest thereon at a rate per annum representing the interest cost to the Agent (as determined by the Agent using reasonable efforts to minimize such cost) of funding the amount in question until reimbursement thereof to the Agent; provided that to the extent such amount is recovered from the Borrower, interest paid thereon by the Borrower shall not exceed the rate or rates per annum then applicable to the Advances.

         (e) In order to reflect actual project expenditures, the Drawdown Schedule originally set forth in Schedule 2 hereto shall be up-dated for each calendar quarter (beginning with the calendar quarter starting on January 1, 1992) by delivery to the Agent not less than 15 calendar days prior to the commencement of each calendar quarter of a new Drawdown Schedule reflecting actual Borrowings under clause (a) of this Section 2.2 to date and the schedule of such Borrowings then anticipated to be requested on each of the remaining Borrowing Dates during the Availability Period, provided that, except with the prior consent of Majority Lenders, in no event shall the cumulative amount of Borrowings under clause (a) of this Section 2.2 as of any Borrowing Date shown on any such up-dated Drawdown Schedule, or actually made hereunder as of any Borrowing Date, exceed the cumulative amount of Borrowings under clause (a) of this Section 2.2 which would have been made by such Borrowing Date in accordance with the Drawdown Schedule originally set forth in Schedule 2 hereto.

     2.3 Interest. The Borrower shall pay interest on the unpaid principal amount of all Advances outstanding from time to time at the applicable interest rates determined in accordance with Section
2.5 or 2.6 hereof, as the case may be, with respect to each Interest Period. Such interest payable with respect to each Interest Period shall be paid on the Interest Payment Date at the end of such Interest Period. Interest on the Advances and any Deferred Portions shall be calculated from and including the relevant Borrowing Date up to but not including the date of actual repayment and shall be computed on the basis of a year of 360 days and payable for the actual number of days elapsed.

     2.4 Election of Interest Periods. The Borrower shall have the option to elect an Interest Period of three months or six months to apply to the entire amount of the Borrowings outstanding for which an Interest Period is then to be determined, except (i) for the initial Interest Period referred to in clause (i) of the definition of Interest Period; (ii) for each other Interest Period during the Availability Period, each of which shall be a three-month Interest Period; (iii) with respect to any amounts of principal coming due in approximately three months, to which a three-month Interest Period shall apply as provided in clause (iv) of the definition of Interest Period; and (iv) with respect to any Deferred Portions, to which a three-month Interest Period shall apply. Such option shall be exercised by delivery to the Agent of a written or telexed Notice of Interest Period and the Agent shall as promptly as practicable notify the Lenders of the Interest Period so elected. If a Notice of Interest Period in respect of any Interest Period is not received by the Agent at least five Business Days prior to the commencement of such Interest Period, the Borrower shall be deemed to have elected an Interest Period of three months' duration.

     2.5 Determination of Interest Rate.

         (a) On the Business Day which is two Business Days prior to the commencement of each Interest Period, the Agent shall fix the interest rate for the Advances and any Deferred Portion to be outstanding with respect to and during such Interest Period at the rate per annum equal to the sum of the Applicable Margin plus the London Interbank Offered Rate (the London Interbank Offered Rate is referred to as "LIBOR"). LIBOR for each such Interest Period shall be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the offered quotations in effect as of approximately 11:00 a.m., London time, on such date for deposits in Dollars for a period equal to such Interest Period as displayed on the "LIBO" page (or any successor page as determined by the Agent) of the Reuters Screen, as determined by the Agent upon consulting such "LIBO" page. So long as at least two quotations are available on the "LIBO" page (or any such successor page) for a period equal to such Interest Period, LIBOR for such Interest Period shall be determined in accordance with the preceding sentence on the basis of the offered quotations as quoted. Any determination by the Agent pursuant to this Section 2.5(a) shall be conclusive in the absence of manifest error.

         (b) If the Reuters Screen does not at the appointed time with respect to any Interest Period display at least two offered quotations, LIBOR for such Interest Period shall be the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Reference Banks in the London interbank market as of approximately 11:00 a.m., London time, on such date for a period comparable to such Interest Period and in an amount of $50,000,000.00. The Agent, whose determination shall be conclusive in the absence of manifest error, shall determine the interest rate on the above basis as soon as practicable thereafter, New York time. If for any reason no quotation is furnished by one or more of the Reference Banks to the Agent, the Agent shall determine such interest rate on the basis of the quotations furnished by the remaining Reference Banks.

     2.6 Alternative Interest Rates. If, on any date on which an interest rate is to be fixed pursuant to Section 2.5 hereof, (i) none of the Reference Banks is able to furnish a quotation to the Agent for purposes of determining an interest rate pursuant to
Section 2.5(b) hereof or (ii) for purposes of determining an interest rate pursuant to Section 2.5(b) hereof the Agent is notified by all of the Reference Banks that deposits in Dollars in an amount of $50,000,000.00 are not being offered to the Reference Banks in the London interbank market or (iii) the Agent is notified by Notice Lenders (as defined in the last sentence of this Section 2.6) that the rates for Dollar deposits displayed on the "LIBO" page of the Reuters Screen or, in the event that LIBOR for such Interest Period is being determined pursuant to Section 2.5(b) hereof, the rates at which Dollar deposits are being offered to the Reference Banks in the London interbank market, as the case may be, plus all costs associated with reserves, special deposits, deposit insurance or similar requirements to be maintained or paid in accordance with the regulations or other requirements of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or any other department, agency or instrumentality of the United States of America or any state thereof (collectively, "Reserves") in effect on the date of this Agreement do not adequately reflect the cost to the relevant Lenders of making or maintaining for the next succeeding Interest Period their respective Advances or any Deferred Portion, then the Agent shall as promptly as practicable give notice of such fact to the Borrower and the relevant Lenders. During the 30 days next succeeding the giving of such notice, the Borrower and the relevant Lenders shall negotiate in good faith in order to arrive at a mutually satisfactory interest rate which shall be applicable to such Advances and Deferred Portions to be outstanding during such Interest Period instead of LIBOR. If within such 30-day period the Borrower and the relevant Lenders agree in writing upon an alternative interest rate, such rate shall be substituted for LIBOR and shall be effective with respect to the relevant amounts from the commencement of such Interest Period. The Borrower shall pay to the relevant Lenders interest on such Advances and Deferred Portions calculated based upon such alternative interest rate plus the Applicable Margin during such Interest Period. If the Borrower and the relevant Lenders fail to agree upon such an alternative interest rate within such 30-day period, the interest rate during such Interest Period, applicable to each relevant Lender's Advance and each relevant Lender's Deferred Portion and effective from the commencement of such Interest Period shall be such rate as such Lender shall determine (in a certificate delivered by such Lender to the Agent setting forth the basis of the computation of such rate, which certificate shall in the absence of manifest error be conclusive and binding on the Borrower) to be necessary to compensate each such Lender for its actual out-of-pocket cost, and costs associated with such Reserves (determined in good faith using reasonable efforts to minimize the interest cost to the Borrower, rounded upward, if necessary, to the nearest 1/16 of 1% and disregarding for such purposes all costs of Reserves in effect on the date of this Agreement), as of the commencement of such Inter-est Period, of funds for such Interest Period in an amount equal to the aggregate principal amount of each relevant Lender's Advances and each relevant Lender's Deferred Portion to which such Interest Period relates plus the Applicable Margin. The Agent shall notify the Borrower of such determination as promptly as practicable. After the Agent shall have notified the Borrower of such determination and during the period such interest rate continues to be applicable, the Borrower may elect to prepay any one or more of the relevant Notes without premium or penalty (except as provided in Section 2.7(b) hereof) in accordance with the provisions of
Section 3.5 hereof. For purposes of this Section 2.6, "Notice Lenders" means at any time Lenders holding in excess of 15% of the aggregate unpaid principal amount of the Advances, or if no such Advances are at the time outstanding, Lenders having in excess of 15% of the aggregate amount of the Commitments.

     2.7 Interest Rate on Overdue Amounts; Other Indemnities.

         (a) The Borrower shall pay interest on overdue principal of any Note and, so far as may be lawful, on any other overdue amount owing pursuant to this Agreement, the Notes and the Letter Agreement, from and including, the date the payment thereof was due to, but not including, the day of actual payment, at a rate per annum which shall be 2-1/4% over (i) the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 of 1%) of the offered quotations in effect at or about 11:00 a.m., London time, on the day such rate of interest is determined for deposits in Dollars with maturities of at least one week and not exceeding six months, as the Agent may elect, as displayed on the "LIBO" page (or any successor page as determined by the Agent) of the Reuters Screen as determined by the Agent upon consulting such "LIBO" page or (ii) if the Reuters Screen does not at the time of determination display at least two offered quotations, the average (rounded upward, if necessary, to the nearest 1/16 of 1%) of the respective rates at which deposits in Dollars with maturities of longer than six days and shorter than six months, as the Agent may elect, are offered to each of the Reference Banks in the London interbank market as of approximately 11:00 a.m., London time, on the day such rate of interest is determined in an amount approximately equal to the aggregate amount of such overdue payment due to the Lenders. If for any of the reasons specified in clauses (i), (ii) or (iii) of
Section 2.6 hereof an alternative interest rate would be determined pursuant thereto, then such alternative interest rate shall be determined and the Borrower shall pay to the relevant Lenders interest on such overdue principal or other amounts at a rate per annum that shall be 2-1/4% over such alternative interest rate without the addition of the Applicable Margin.

         (b) To the extent permitted by applicable law, without prejudice to the other rights of the Lenders under Sections 2.7(a) and 10.6(b) hereof, the Borrower shall indemnify, without duplication, each such Lender against, hold each such Lender harmless from and promptly pay to the Agent on behalf of each Lender all out-of-pocket costs, losses (excluding loss of profit) or expenses which each such Lender may sustain or incur as a consequence of (i) any Borrowing not being made, after notice thereof has been given by the Borrower, by reason of a failure to satisfy conditions precedent, except failure to meet the requirements in Section 5.2(iii) due to changes between the date of the relevant Notice of Borrowing and the scheduled date for such Borrowing in the Assumed Interest Rate or the assumptions regarding forecasted LNG prices in each case as in effect on the date of the relevant Notice of Borrowing in accordance with the definitions of "Assumed Interest Rate" and "Debt Coverage Ratio" set forth in
Article 1 hereof, (ii) any prepayment of any Advance (including any Deferred Portion thereof) or (iii) the failure by the Borrower to pay when due the principal of or interest on any Note or any other amount payable under this Agreement or the Letter Agreement, including but not limited to funding costs and any amounts payable by such Lender in order to maintain its Advances, including any Deferred Portion thereof, until the end of the relevant Interest Period in the event of prepayment or until payment of all amounts then due by acceleration or otherwise in the event of a failure to pay, but excluding any such costs, losses or expenses resulting from prepayment on an Interest Payment Date of amounts for which an Interest Period ends on such Interest Payment Date as permitted in accordance with Section 3.6 hereof. In each case involving a prepayment (other than a prepayment under Section 3.6 hereof for which no costs, losses or expenses are payable), each Lender shall act in good faith and use reasonable efforts to minimize the costs, losses and expenses payable by the Borrower hereunder.

         (c) A certificate of any Lender setting forth in reasonable detail the basis for the determination of the amounts necessary to indemnify such Lender pursuant to Section 2.7(b) shall be conclusive as to the determination of such amounts in the absence of manifest error.

     2.8  Fees.

         (a) The Borrower hereby agrees to pay a nonrefundable management fee in the amount specified in and otherwise in accordance with the letter agreement between the Borrower and the Coordinators of even date herewith (the "Management Fee Letter
Agreement"). The allocation of such fee shall not be the responsibility of the Borrower or the Producers.

         (b) The Borrower hereby agrees to pay a nonrefundable agency fee in the amount specified in and otherwise in accordance with the agency fee letter agreement between the Borrower and the Agent of even date herewith (the "Agency Fee Letter Agreement").

         (c) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at the rate of 1/4 of 1% per annum on the daily undrawn amount of such Lender's Commitment during the period from and including the Effective Date to and including the last day of the Availability Period. Such fee will be calculated on an estimated basis on the first day of each Interest Period in accordance with the undrawn amount of such Lender's Commitment on that day and amounts in respect thereof shall be accumulated for payment and paid in accordance with Sections 3.2 and 3.3 of the Trust Agreement, subject to adjustment when any Advance is made hereunder. Such commitment fee shall be calculated on the basis of the actual number of days elapsed and a 360-day year and shall be paid, in accordance with Section 3.2 hereof, initially on the first March 31, June 30, September 30 or December 31 to occur within three months after the Effective Date and thereafter quarterly in arrears, with the final payment on the Interest Payment Date on or immediately following the last day of the Availability Period.

     2.9 The Notes.

         (a) The Advances of each Lender shall be evidenced by two promissory notes of the Borrower (each a "Note"), one to be designated A Note and the other to be designated B Note, each to be substantially in the form of Exhibit C-1 hereto and each payable to the order of such Lender for the account of its Lending Office in an amount equal, in the case of the A Note of such Lender, to 60% of such Lender's Commitment or, if less, the aggregate unpaid principal amount of such Lender's Advances attributable to such
Note in accordance with clause (b) of this Section 2.9 and, in the case of the B Note of such Lender, to 40% of such Lender's Commitment, or, if less, the aggregate unpaid principal amount of such Lender's Advances attributable to such Note in accordance with clause (b) of this Section 2.9. Each Note shall be dated the date of its delivery pursuant to Section 5.1 hereof, shall have the blanks therein appropriately completed, and shall bear interest as specified in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereof. Each Lender shall, and is hereby irrevocably authorized by the Borrower to, endorse on the schedule attached to each Note held by it or on a continuation of such schedule attached to and made a part of such Note an appropriate notation evidencing the date and amount of each Advance made by such Lender and the date and amount of each payment, prepayment or deferral of principal made by the Borrower with respect thereto, in each case as attributable to such Note in accordance with clause (b) of this Section 2.9, and the Agent and any other Person shall be entitled to act in all respects as if such endorsements had been so made. The failure so to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any of the Notes to repay the principal amount of all Advances thereunder together with all interest accruing thereon.

         (b) For the avoidance of doubt, it is hereby expressly agreed that each Advance made by each Lender and each payment, prepayment or deferral of principal made by the Borrower shall be attributed on a pro rata basis (based on outstanding principal amount or, if no principal amount is outstanding at the time of such Advance, based on the amount of such Lender's Commitment) to each of the Notes held by each Lender at the time of such Advance, payment, prepayment or deferral, as the case may be.

         (c) The B Notes may refer to their having the benefit of the Risk Participation Agreement, but this shall in no way affect the Borrower's rights or obligations hereunder in respect of the B Notes. In furtherance of the foregoing, it is hereby expressly confirmed and agreed that insofar as this Agreement is concerned, the A Notes and the B Notes shall rank and be treated pari passu in all respects without preference or priority of any kind. In addition, each holder of a B Note hereby authorizes and directs the Agent to deduct from each payment of interest received in respect of each B Note the risk participation fee prescribed in the Risk Participation Agreement and to pay the same to the Risk Participant as provided therein and, otherwise, to comply in all respects on behalf of the Lenders with the terms and conditions thereof.

     2.10     Repayment on Maturity Dates; Deferral.

         (a) Subject to Section 2.10(b), on each Maturity Date the Borrower shall repay, as provided in Section 3.1 hereof, an amount of principal equal to the percentage of the principal amount of the Advances outstanding at the end of the Availability Period set forth immediately below; provided that on the Final Maturity Date the Borrower shall repay in full the aggregate amount of the Advances then outstanding.

                             Percentage of
Maturity Date                Advances Payable

1st to 2nd                             1.5%
3rd to 8th                             2.0%
9th to 30th                            2.5%
31st to 40th                           3.0%

         (b) If after application of amounts to the payment of interest and other amounts payable with respect to the Advances on any Maturity Date other than the Final Maturity Date, the aggregate of the amounts held in the Debt Service Account and the Reserve Account will be insufficient on such Maturity Date to pay all of the principal payable on such Maturity Date, then the Borrower may elect (by giving not later than noon New York time on or prior to the seventh Business Day preceding such Maturity Date a Notice of Deferral to the Agent, who shall as promptly as practicable notify the Lenders thereof) to defer to the next succeeding Maturity Date payment of (i) the amount of principal for which such funds will be insufficient (pro rata for the account of each Lender to the unpaid principal amount of the Notes) plus (ii) the amount (pro rata for the account of each Lender to the unpaid principal amount of the Notes) of unpaid expenses and indemnities hereunder of which the Agent shall have notified the Borrower pursuant to Section 2.11 or
10.6 hereof following the date of such Notice of Deferral and on or prior to such Maturity Date to the extent such amount does not exceed the amount of principal actually to be paid on such Maturity Date (the sum of the amounts specified in clauses (i) and (ii) being referred to as the "Deferred Portion"); provided that any amount deferred in accordance with the foregoing clause (ii) shall be added to the outstanding principal amount of the Advances and bear interest from and including such Maturity Date as specified in Sections 2.3, 2.4, 2.5, 2.6 and 2.7 hereof; and provided further that any election pursuant to this Section 2.10(b) shall be subject to the following being true on the Maturity Date on which such insufficiency exists:

         (i) The Borrower shall not have previously deferred payments of any principal in accordance with this Section 2.10(b) either (x) on the four consecutive Maturity Dates immediately preceding such Maturity Date or (y) on a total of 15 previous Maturity Dates, whether or not consecutive;

         (ii) The LNG Sales Contract shall be in full force and effect;

         (iii)      No material breach or default under the LNG
Sales Contract shall exist and no notice of incipient material breach or default shall have been given by any party thereto;

         (iv) No authorization or approval required for the continued validity and enforceability of the LNG Sales Contract shall have been revoked or suspended; and

         (v) No Event of Default shall have occurred and be continuing or would occur with the giving of notice or the lapse of time.

     2.11 Notices. The Agent shall promptly give the Borrower and the Lenders (i) notice of each interest rate (or interest rates) determined pursuant to Sections 2.5, 2.6 or 2.7 hereof, the date of each of the next Interest Payment Dates with respect to which the interest payable is then calculable, the date of the next Maturity Date and the amount of principal or interest on the Advances, the amount of commitment fees estimated in accordance with Section 2.8(c) hereof to be paid to the Lenders on each of such dates and the amount of the fee referred to in Section 2.8(b) hereof, (ii) as otherwise provided in this Agreement, notice of other relevant amounts due and payable hereunder, and (iii) the notices to the Borrower by the Agent that Section 3.2(b) of the Trust Agreement requires this Agreement to provide for. The Agent shall provide the foregoing information to the Borrower at the time and in the manner specified in Section 3.2(b) of the Trust Agreement; provided that no failure or delay in the giving of such notice shall discharge or excuse the Borrower from or permit the Borrower to delay making any payment hereunder.

SECTION 3.  PAYMENTS

     3.1 Allocation of Amounts; Substitute Payment.

         (a) Unless otherwise provided in this Agreement, all payments by the Borrower to the Agent for the account of the Lenders shall be allocated as provided for in Section 3.3 of the Trust Agreement. All payments by the Borrower of commitment fees shall be made to the Agent for the account of the Lenders, pro rata to their respective Commitments. All payments referred to in this
Section 3.1 which are received by the Agent in the manner provided in Section 3.2 hereof shall be deemed to have been made to the Lenders, and such payments to the Agent shall discharge the Borrower from any further liability to make such payments to the Lenders.

         (b) Notwithstanding anything to the contrary contained in this Agreement or in any Note, but subject always to the provisions of Section 9 hereof, if the Agent shall have notified the Borrower that it shall have become unlawful or, in the opinion of the Agent, impracticable for any payment to be made as aforesaid, the Borrower shall pay to each Lender for its own account in such funds as are required by Section 3.2 hereof or in such other manner as may be agreed between the Borrower and the relevant Lender and to such account as may be specified by the relevant Lender to the Borrower, the amount of the relevant Lender's portion of the payment in question. Each such Lender shall keep the Agent fully informed as to all amounts received by it and as to all agreements made between it and the Borrower as referred to above.

     3.2 Funds of Payment.

         (a) Each payment made by the Borrower under this Agreement with respect to the Advances, the Notes and the Letter Agreement shall be made in Dollars and in same day settlement funds by credit of Federal or other immediately available funds satisfactory to the Agent (or such funds as may from time to time be customary for the settlement in New York City of transactions in Dollars) not later than 11:00 a.m. New York time on the Business Day on which such payment is due by credit to the account of the Agent (Western Hemisphere Facility Account No. 900-9-000028) at The Chase Manhattan Bank, N.A., Two Chase Manhattan Plaza, New York, New York 10081, U.S.A. or to such other account of the Agent as the Agent may at any time or from time to time designate by written notice to the Borrower. The Agent will as promptly as practicable cause each such payment received by it to be distributed to each Lender (in each case for the account of such Lender's Lending Office) in like funds with respect to each payment received by such Agent for the account of such Lenders or the holders of the Notes.

         (b) Whenever any payment hereunder or under any Note falls due on a day which is not a Business Day, the due date for such payment shall be advanced to the next succeeding Business Day, unless the next succeeding Business Day falls in another calendar month, in which case such payment shall be advanced to the immediately preceding Business Day.

         3.3  Set-Off, Counterclaim and Taxes.  The Borrower will
(i) pay all amounts of principal of and interest on the Notes and all other amounts payable under this Agreement, the Notes and the Letter Agreement ("Payments") without set-off or counterclaim, and, to the extent permitted by law, free and clear of, and without deduction or withholding for or on account of, any Taxes, and (ii) pay to, indemnify for and hold each of the Lenders harmless from and against any Taxes which are stamp or like taxes imposed directly or indirectly with respect to the preparation, execution, delivery, registration, filing or recording of this Agreement, the Notes, the Producers Agreement, the Trust Agreement, the Letter Agreement or any document connected herewith or therewith and any Taxes which are imposed directly or indirectly on any Lender or the Agent, with respect to this Agreement, the Notes, the Producers Agreement, the Trust Agreement, the Letter Agreement, any document connected herewith or therewith or the transactions contemplated by any of the foregoing documents or any Payments. Notwithstanding the foregoing, the provisions of the first sentence of this Section
3.3 shall not require the Borrower to pay any Excluded Taxes. If any Taxes (other than Excluded Taxes) are required by law to be deducted or withheld from any Payment, the Borrower will increase the amount of such payment to the Agent, and the Lenders through the Agent, to the extent necessary in order that the net amount received by the Agent, and the Lenders through the Agent, after deduction of all Taxes required to be deducted or withheld with respect to such Payment as so increased and any other Taxes payable by the Lenders with respect to the amount of such increase, will equal the full amount of the Payment due and payable to the relevant Lender or Lenders. The Borrower will furnish to each Lender, in such number of copies as such Lender shall request, certified copies of tax receipts or other appropriate evidence of payment, satisfactory to such Lender, evidencing the payment of all Taxes levied or imposed upon any Payment within 45 days after the date any such payment is due pursuant to applicable law. If any Taxes (other than Excluded Taxes) are imposed on with respect to any Payment or are required to be paid by the Agent or any Lender on or with respect to any Payment or in connection with this Agreement or the Notes, the Borrower will pay or otherwise indemnify and hold the Agent and each Lender harmless from any such Taxes or will reimburse to the Agent and each Lender on demand, subject to the provisions of Section 3.9 hereof, such amounts as may be necessary in order that the net amount received by the Agent and each Lender pursuant to such indemnity or reimbursement, after deduction of all Taxes required to be deducted, withheld or otherwise paid by the Agent and the Lenders with respect to such amount, shall equal the amount of such Taxes so imposed or otherwise subject to indemnity and reimbursement.

     If a Lender shall receive a refund of any Taxes paid by the Borrower pursuant to this Section 3.3 by reason of the fact that such Taxes were not correctly or legally asserted, the Lender shall within 45 days after receipt of such refund pay to the Borrower the amount of such refund, as determined solely by the Lender; provided that in no event shall the amount paid by the Lender to the Borrower pursuant to this sentence exceed the amount of Taxes originally paid by the Borrower; and provided further that no Lender shall have any obligation under this Agreement to claim or otherwise seek to obtain any such refund.

     3.4 Change of Law.

         (a) Notwithstanding any other provision in this Agreement to the contrary, if any change in any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the inter-pretation or administration thereof, or compliance by any Lender (or its Lending Office) with any new request, interpretation or directive of any relevant central bank or other governmental authority, shall make it unlawful for any Lender (or its Lending Office) to (i) maintain its Commitment, then the Commitment of such Lender shall thereupon terminate, or (ii) maintain or fund its Advances, then the Commitment of such Lender shall thereupon terminate, and the principal amount of the Notes held by such Lender then outstanding shall be repaid, together with interest accrued thereon and any other amounts payable to such Lender under this Agreement, the Notes held by such Lender or the Letter Agreement, commencing immediately as an accelerated mandatory prepayment in accordance with Sections 3.2 and 3.3 of the Trust Agreement; provided that all such amounts shall be paid on or prior to the Final Maturity Date. Upon the occurrence of any such change or request making it unlawful for a Lender to maintain its Commitment or maintain or fund Advances as aforesaid, such Lender shall promptly forward to the Agent in writing, and the Agent shall as promptly as practicable forward to the Borrower, evidence certified by such Lender as to such change or request.

         (b) If any change in any applicable law, rule or regulation or in the interpretation or administration thereof, or compliance by any Lender with any request (whether or not having the force of law) of any relevant central bank or other governmental authority, shall change the basis of taxation of payments to any such Lender (or its Lending Office) of the principal of or interest on any of the Notes or any other amounts payable under this Agreement or the Letter Agreement (except for Excluded Taxes) or shall impose, modify or deem applicable any similar requirement not in effect on the date of this Agreement in respect of Reserves against assets of, deposits with or for the account of, or credit extended by, or the Commitment of, any such Lender (or its Lending Office) (except for Reserves in effect on the date of this Agreement), or shall impose on any such Lender (or its Lending Office) or the London interbank market any other condition not in effect on the date of this Agreement directly affecting this Agreement, any of the Notes, the Letter Agreement or the Advances and the result of any of the foregoing is to increase the cost to any Lender of maintaining its Commitment or making or maintaining its Advances or to reduce the amount of any such payments received or receivable by any such Lender (or its Lending Office) hereunder, by an amount deemed by such Lender to be material, then the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional cost or reduction. Such additional amount or amounts shall be paid on the Interest Payment Date for the Interest Period to which such costs relate. Each Lender agrees that it will promptly notify the Borrower of any event which will entitle such Lender to an additional amount pursuant to this Section 3.4(b). A certificate of such Lender setting forth the basis in reasonable detail for the determination of such additional amount necessary to compensate such Lender as aforesaid shall be conclusive as to the determination of such amount in the absence of manifest error. After the receipt of any notice from any Lender indicating that such Lender is entitled to an additional amount pursuant to this
Section 3.4(b), the Borrower may elect to prepay the relevant Note or Notes of such Lender without premium or penalty (except as provided in Section 2.7(b) hereof) in accordance with the provisions of Section 3.5 hereof; provided that any such prepayment may be made only if the amounts set forth in the certificate described in the preceding sentence are paid by the Borrower prior to or simultaneously with such prepayment.

         (c) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.4(a) or (b) hereof with respect to such Lender, it will, if requested by the Borrower, and in consultation with the Agent, use reasonable efforts to designate another Lending Office for its Commitment or its Advances and/or for a period of thirty calendar days after the date of such request use reasonable efforts to transfer its Commitment and Advances to another Person in accordance with the procedures set forth in Section 10.4, in either case with the object of avoiding the consequence of the event giving rise to the operation of
Section 3.4(a) or (b) hereof; provided that in either case such designation or transfer can be made on such terms that neither such Lender nor its Lending Office will suffer any economic, legal or regulatory disadvantage. Nothing in this Section 3.4(c) shall affect or postpone any of the obligations of the Borrower or the rights of the Lenders provided in Section 3.4(a) or (b) hereof.

     3.5 Certain Prepayments. Whenever the Borrower has elected to prepay any relevant Note or Notes or any Deferred Portion thereof pursuant to Section 2.6 or 3.4(b) hereof, the Borrower shall give the Agent notice of such prepayment at least five Business Days in advance thereof, and on the date specified in such notice (which shall be a Business Day and a single date) the principal then outstanding of the affected Note or Notes shall be repaid in full, together with interest accrued thereon and, to the extent then ascertainable, any other amount payable under this Agreement to the Lender or Lenders holding such Note or Notes. Any notice of prepayment under this Section 3.5 shall be irrevocable.

     3.6 Other Prepayments. The Borrower may, upon not less than five Business Days' irrevocable prior notice to the Agent prepay the Notes in whole or in part on a pro rata basis (based on outstanding principal amount) on any Interest Payment Date for the Notes being prepaid, and if in part in an amount which is equal to $10,000,000.00 or any larger integral multiple of $1,000,000.00. Each partial prepayment of any Notes made pursuant to this Section
3.6 shall be applied to the installments of principal due thereunder in the inverse order of maturity. Except as provided in
Section 2.7(b) hereof, such prepayments shall be without premium or penalty; provided that the right to prepay without premium or penalty shall not apply to any amounts declared forthwith due and payable in accordance with Section 7 hereof. All prepayments permitted pursuant to this Section 3.6 shall be made together with payment of accrued interest on the principal amount prepaid, and, to the extent then ascertainable, any other amount payable under this Agreement or the Notes.

     3.7 Cancellation of Commitments. The Borrower may without premium or penalty (a) upon not less than 30 days' irrevocable prior notice to the Agent, cancel the Commitments of the Lenders in whole or in part, and if in part in an aggregate amount of $10,000,000.00 or any larger integral multiple of $1,000,000.00, by reducing amounts to be drawn down pursuant to the Drawdown Schedule in inverse order, all such cancellations to be on a pro rata basis as among the Lenders based on their respective Commitments, or (b) upon not less than five Business Days' irrevocable prior notice to the Agent, cancel the Commitment of any Lender all of whose Notes are prepaid in accordance with the provisions of Section 3.5 hereof.

     3.8 No Reborrowing. The Commitments are not revolving in nature, and no amount repaid or prepaid under this Agreement may be reborrowed hereunder.

     3.9 Payments to be Made at End of Interest Period. Except for amounts owing pursuant to Sections 3.4(a), 7 and 10.6 hereof which become payable as provided in such Sections, and notwithstanding any provision of any Section other than Sections 3.4(a), 7 and 10.6 hereof to the contrary, in view of the nature of the Borrower and the nature of the Source of Debt Service from which payments hereunder will be made, all amounts becoming payable hereunder, which would otherwise be due on a date which does not fall on an Interest Payment Date instead shall be due on the Interest Payment Date next to occur thereafter and prior to which the Borrower is notified that such amount is payable, subject in each such case to the relevant provisions of Sections 3.2 and 3.3 of the Trust Agreement; provided that all amounts due and payable under this Agreement and the Notes shall be paid on or prior to the Final M
Maturity Date.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

     The Borrower and, only to the extent expressly stated to be in its individual capacity, Continental Bank International, represent and warrant to the Lenders that:

     4.1 Power and Authority. The Borrower has full power, authority and legal right to incur the Indebtedness and other obligations provided for in this Agreement, the Notes and the Letter Agreement, to execute and deliver this Agreement, the Notes, the Trust Agreement and the Letter Agreement and the other documents contemplated hereby or referred to herein to which the Borrower is a party, to borrow, pay and repay hereunder and under the Notes and the Letter Agreement and to perform and observe the terms and provisions hereof and thereof. Continental Bank International, in its individual capacity, is a banking corporation duly organized and validly existing in good standing under the laws of the United States of America and has the full power, authority and legal right to execute, deliver and perform this Agreement, the Notes, the Trust Agreement and the Letter Agreement as Trustee.

     4.2 Legal Action. All necessary legal action has been taken to authorize the Borrower (i) to execute and deliver this Agreement, the Notes, the Trust Agreement, the Letter Agreement and the other documents contemplated hereby or referred to herein to which the Borrower is a party, (ii) to borrow, pay and repay hereunder and under the Notes and the Letter Agreement and (iii) to perform and observe the terms and provisions of this Agreement, the Notes, the Trust Agreement and the Letter Agreement.

     4.3 Restrictions. There is no Legal Requirement and no contractual or other obligation binding on the Borrower or Continental Bank International in its individual capacity, that is or will be contravened (or, in the case of a contractual obligation, in respect of which a breach has occurred or will occur) by reason of the execution and delivery of this Agreement, the Notes, the Trust Agreement, the Letter Agreement or any of the other documents contemplated hereby or referred to herein to which the Borrower is a party, the making of Borrowings by the Borrower hereunder or the performance or observance by the Borrower of any of the terms or provisions hereof or thereof in each case in the manner contemplated hereby and thereby.

     4.4 Registration and Approvals. No registrations, declarations or filings with, or consents, licenses, approvals or authorizations of, any legislative body, governmental department or governmental authority necessary under any applicable laws are required of the Borrower or Continental Bank International in its individual capacity for the due execution and delivery by the Borrower, or for the performance by the Borrower, of this Agreement, the Notes, the Trust Agreement, the Letter Agreement or any of the other documents contemplated hereby or referred to herein to which the Borrower is a party, or to authorize the Borrowings hereunder or to assure the validity or enforceability hereof or thereof, except in each case for those as have been made or obtained and copies of which have been furnished to the Agent and which are in full force and effect.

     4.5 Agreement Binding. This Agreement, the Trust Agreement and the Letter Agreement constitute, and the Notes when executed and delivered pursuant hereto for value will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower to the extent specified in Section 9 hereof in accordance with its and their respective terms, subject in the case of enforcement to any applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to equitable principles of general application.

     4.6 Ranking of Advances; Encumbrances. The Borrower has no outstanding Indebtedness charging or to be paid out of the Source of Debt Service or Borrowed Amounts other than the obligations and liabilities of the Borrower hereunder and under the Notes and the Letter Agreement and any Indebtedness permitted by Section 6.4 hereof. The Borrower has not created, incurred or suffered to exist (i) any Encumbrance on the Source of Debt Service received or receivable by it prior to its deposit in the Bontang IV Payment Account, or (ii) any Encumbrance on any Borrowed Amounts, in each case under clause (i) or (ii) resulting from any act of the Borrower or any failure by the Borrower to perform any of its obligations under this Agreement or the Trust Agreement or any of its duties thereunder, except any Encumbrance permitted pursuant to
Section 6.2 hereof.

     4.7 Litigation. There is no suit, action, proceeding or investigation pending against the Borrower or, to the knowledge of the Borrower, threatened against the Borrower, which (a) questions the validity of this Agreement, any Note, the Trust Agreement or the Letter Agreement, or any action taken or to be taken by the Borrower pursuant hereto or thereto, (b) affects or is likely to affect the amount of the Source of Debt Service received by it or to the best of the Borrower's knowledge, receivable by it, or (c) would or is likely to affect adversely the Borrower's ability to perform its obligations under this Agreement, the Notes, the Trust Agreement or the Letter Agreement or any other agreement to which it is a party or by which it or its properties or assets is bound.

     4.8 Compliance with Other Instruments, etc. Continental Bank International in its individual capacity is not in violation of any term of its charter or by-laws. The Borrower is not in violation of any term of any agreement or any instrument to which it is a party or by which it or any of its properties or assets is bound or of any Legal Requirement, which violation would or is likely to have an adverse effect on the Borrower's ability to perform its obligations under this Agreement, the Notes, the Trust Agreement, the Letter Agreement or any other agreement to which it is a party or by which it or its property or assets are bound.

     4.9 No Defaults. No Event of Default referred to in Sections 7(a) through 7(e) hereof has occurred and is continuing and no event has occurred or failed to occur, the occurrence or non-occurrence of which, with the giving of notice or lapse of time or both, would constitute such an Event of Default, and the Borrower is not in violation of any of its obligations under the Trust Agreement.

     4.10 Trust Agreement. The copy of the Trust Agreement delivered to the Lenders on the Effective Date is a true, complete and correct copy thereof as in effect on the Effective Date.

SECTION 5.  CONDITIONS PRECEDENT

     5.1 Conditions Precedent to the Initial Advances. Except as,the Majority Lenders may otherwise consent and, with respect to each of the documents and opinions specified in clause (i), clause
(j), clause (1) and clause (m) of this Section 5.1, except as each Lender may otherwise consent, the obligation of each Lender to make the initial Advance to be made by such Lender hereunder is subject to the satisfaction of the following condition precedent that the Agent shall have received the following documents and opinions, all to be in form and those referred to in clauses (a) through (m) and
(o) through (q) to be in substance satisfactory to the Lenders:

     (a) in the case of the Agent only, Notes payable to the order of each Lender complying with the requirements of Section 2.9 hereof;

     (b) a signed copy of an opinion of Kelley Drye & Warren, counsel to the Borrower, substantially in the form of Exhibit D-1 hereto, dated the date of such Advance;

     (c) a signed copy of an opinion of Mayer, Brown & Platt, counsel to the Borrower, substantially in the form of Exhibit D-2 hereto, dated the date of such Advance;

     (d) a signed copy of an opinion of the Special Legal Advisor to the President Director of Pertamina, substantially in the form of Exhibit E-1 hereto, dated not more than five Business Days prior to the date of such Advance;

     (e) a signed copy of an opinion of Baker & Botts, special counsel to Virginia Indonesia Company, OPICOIL Houston, Inc., Virginia International Company, Ultramar Indonesia Limited, Union Texas East Kalimantan Limited, Universe Gas & Oil Company, Inc., Total Indonesie, Unocal Indonesia, Ltd. and Indonesia Petroleum, Ltd., substantially in the form of Exhibit E-2 hereto, dated the date of such Advance;

     (f) a signed copy of an opinion of White & Case, special New
York counsel to Pertamina, substantially in the form of Exhibit E-3 hereto, dated the date of such Advance;

     (g) signed copies of opinions of counsel for each of the Producers other than Pertamina, dated not more than five Business
Days prior to the date of such Advance;

     (h) a signed copy of an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Agent and the Lenders, substantially in the form of Exhibit F hereto, dated the date of such Advance;

     (i) a duly executed copy of the Trust Agreement with all amendments to the date of the initial Advance certified by the Borrower;

     (j) a duly executed copy of the Producers Agreement;

     (k) a copy of a notice from the Producers to the Borrower that they have approved the form and terms of this Agreement and authorizing and requesting the execution and delivery of this Agreement by the Borrower as contemplated by Section 3.1 of the Trust Agreement;

     (l) copies of each of the executed and delivered Construction Documents with all amendments to the date of such Advance certified by Pertamina, but not including Exhibit A (Technical) to the Bontang LNG Expansion Project Train F Agreement (Contract No.
B50-JMC-001);

     (m) a certificate of Pertamina and, with respect to each such agreement to which each representative referred to in Section 12.3 of the Trust Agreement is a party, of such representative, to the effect that the copies of (i) the Development Plan, (ii) the Basic Agreements and (iii) the payment instructions issued by Pertamina to each of the Buyers pursuant to Section 10.4 of the LNG Sales Contract, in each case as amended, provided to the Agent on the date hereof were true, correct and complete copies of such documents with all amendments and that no change has been made in such documents since the date of this Agreement, except-for such changes as are permitted without the consent of the Majority Lenders pursuant to the Producers Agreement;

     (n) a copy of the most recent statements, entitled "Certificate of Gas Reserves Nilam Field, East Kalimantan, Indonesia, as of January 31, 1986," "Certificate of Gas Reserves Badak Field, East Kalimantan, Indonesia, as of January 31, 1986," "Certificate of Gas Reserves," Certain Fields, East Kalimantan, Indonesia, as of January 31, 1986," "Certificate of Gas Reserves, Bekapai, Handil, and Tambora Fields Operated by Total Indonesie, East Kalimantan, Indonesia, as of January 31, 1986," "Certificate of Gas Reserves, Tambora Field, East Kalimantan, Indonesia, as of May 1, 1989," "Certificate of Gas Reserves, Tunu Field, East Kalimantan, Indonesia, as of May 1, 1989," and "Certificate of Gas Reserves, Attaka Field, East Kalimantan, Indonesia, as of January 31, 1986," each of which has been prepared by DeGolyer and MacNaughton, relating to the gas reserves in the Badak and certain other East Kalimantan fields, together with (i) the letter dated June 3, 1991 from DeGolyer and MacNaughton to the Agent relating to such gas reserves as of December 31, 1989 and December 31, 1990 and
(ii) reconciliations indicating, as of the date hereof, the suffi-ciency of such gas reserves to meet the Seller's Gas Supply Obligation;

     (o) a certificate of Pertamina to the effect that (i)
Property Insurance Policy No. N16164 dated June 1991, together with any amendments, issued by P.T. Tugu Pratama Indonesia in favor of Pertamina, among others, covering the Bontang Plant (excluding Train F) and (ii) Contractors "All Risks" Insurance Policy No. 91030, dated June 17, 1991, together with any amendments, issued by P.T. Tugu Pratama Indonesia in favor of Pertamina, among others, covering Train F have been delivered to the Agent prior to the date hereof and, except as permitted by Section 1.11 of the Producers Agreement, remain in full force and effect in compliance with
Section 1.11 of the Producers Agreement;

     (p) copies certified by the Borrower to be true and correct as of the date of the initial Advance of (i) the designation of each entity and individual authorized to give borrowing instructions under Section 3.4(a) of the Trust Agreement, (ii) the borrowing instructions to the Borrower from an entity and individual so designated, and (iii) specimen signatures of the persons who are authorized to act for the Borrower under and in accordance with the terms of this Agreement, the Notes, the Trust Agreement and the Letter Agreement;

     (q) a report of Merlin Associates with respect to the technological, budgeting, scheduling and related risks associated with the construction of the Additional Plant; and

     (r) certified copies of all required or appropriate authorizations and consents of all relevant governmental authorities of Indonesia (certified by Pertamina) in connection with the transactions contemplated by this Agreement, the Notes, the Letter Agreement and the Producers Agreement.

All legal matters in connection with the transactions contemplated hereby and the making of the initial Advances, and all documents and instruments evidencing such matters or incident thereto shall be satisfactory in form and substance to special counsel to the Lenders, and special counsel to the Lenders shall have received all such other documents and instruments, or copies thereof, certified if requested, as they may reasonably request in order to enable them to pass upon such matters.

     5.2 Conditions Precedent to the Initial and Subsequent Advances. Except as the Majority Lenders may otherwise consent and, with respect to each of the conditions precedent specified in clause (ii)(A), clause (iii), clause (iv) and clause (vi) of this
Section 5.2, except as each Lender may otherwise consent, the obligation of each Lender to make each Advance to be made by such Lender hereunder (including the initial such Advance) is subject to the further conditions precedent (i) that the Agent shall have received a Notice of Borrowing in accordance with the provisions of
Section 2.2(a) hereof, (ii) that on the date of the making of such Advance and after giving effect thereto (A) no Event of Default shall have occurred and be continuing and no event shall have occurred or failed to occur the occurrence or non-occurrence of which with the giving of notice or lapse of time or both, would constitute an Event of Default, and (B) the representations and warranties of the Borrower contained in this Agreement and of the Producers contained in the Producers Agreement shall be true and correct on and as of the date of the making of such Advance with the same effect as though such representations and warranties had been made on and as of such date, (iii) that the Agent shall have received from the Borrower a statement from the Producers conforming to the requirements of Section 6.1(b) hereof indicating that the Debt Coverage Ratio is not less than 1.5, (iv) that there shall have been no material adverse change (x) since May 4, 1991, in the business, assets, financial condition or results of operation of the Borrower or any of the Producers which affects materially and adversely, or would be likely to affect materially and adversely, the performance by Pertamina of or the ability of Pertamina to perform its obligations under the LNG Sales Contract, or (y) in the operation of the Bontang Plant, (v) that the authorizations and consents described in Section 5.1(r) hereof shall be in full force and effect and (vi) no event shall have occurred or circumstance exist that renders impracticable any of the events set forth in clauses (i), (ii) or (iii) of the definition of Completion Date in Section 1 hereof.

     5.3 Representations. The making of each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such Borrowing that the facts specified in
Section 5.2(ii)(A) hereof as to Sections 7(a) through 7(e) hereof only, Section 5.2(ii)(B) hereof and Section 5.2(iv) hereof in each case as to the Borrower only are true and correct on the date of such Borrowing.

SECTION 6.  COVENANTS

     Until payment in full of all of the Notes, and of all other amounts due and owing under this Agreement at the time the Notes are paid in full, unless compliance with the provisions of this Section shall have been waived by the Majority Lenders, the Borrower covenants and agrees with the Lenders that;

     6.1 Information. The Borrower shall provide or cause to be provided to the Agent:

         (a) as soon as possible and in any event within 45 days after the end of the first three calendar quarters in each year commencing with the quarter ending September 30, 1991, for each such quarter, and within 45 days after the end of each calendar year, for such year and for the final calendar quarter thereof, a statement setting forth for the relevant period or periods (i) the Gross Invoice Amount invoiced under the LNG Sales Contract, (ii) the amount of such Gross Invoice Amount received by the Borrower, and (iii) the debits and credits from the Debt Service Account and Reserve Account and all subaccounts thereof (as provided in the Trust Agreement);

         (b) as soon as possible and in any event within 30 days after the commencement of each calendar quarter, a statement in writing setting forth (i) the Debt Coverage Ratio as of the commencement of such calendar quarter, (ii) the Source of Debt Service reasonably anticipated to be payable in each calendar quarter to the Final Maturity Date, (iii) the aggregate principal, interest and other amounts reasonably anticipated to be payable during each calendar quarter to the Final Maturity Date under this Agreement, the Notes and the Letter Agreement, and (iv) the reasonably anticipated Gross Invoice Amount under the LNG Sales Contract in each calendar quarter to the Final Maturity Date, such statement to be prepared using the most recent assumptions in effect in accordance with the last paragraph of the definition of Debt Coverage Ratio in Section I hereof;

         (c) information of the type referred to in clauses (a) and (b) of this Section 6.1 at such times other than those specified above as the Agent may reasonably request;

         (d) as soon as a Responsible Officer of the Borrower obtains actual knowledge thereof, notice of each Event of Default and each event which has occurred or failed to occur, the occurrence or non-occurrence of which with the giving of notice or lapse of time would constitute an Event of Default; and

         (e) as soon as the Borrower receives notice from Pertamina that the events set forth in clauses (i), (ii), and (iii) of the definition of Completion Date have occurred, a written notice together with the original copy of the notice of Pertamina certifying that such events have occurred.

     The Agent shall as promptly as practicable cause a copy of all information provided under this Section 6.1 to be distributed to each Lender.

     6.2 Negative Pledge. The Borrower will not create, incur or suffer to exist any Encumbrance on the Source of Debt Service received or receivable by the Borrower prior to its deposit in the Bontang IV Payment Account, or any Encumbrance on any Borrowed Amounts, in each case resulting from any act or any failure to perform any obligation of the Borrower under this Agreement or of the Bontang IV Trustee under the Trust Agreement or any duty as Bontang IV Trustee, except any Encumbrance, if any, (i) arising pursuant to the Trust Agreement or (ii) arising pursuant to statute or otherwise by operation of law, and not pursuant to any agreement, which is discharged in the ordinary course of business and which is not enforced by attachment or levy and except any arrangement, constituting or deemed to constitute an Encumbrance, for the payment from the Source of Debt Service of Indebtedness permitted in accordance with Section 6.4 hereof.

     6.3 No Consent to Changes. The Borrower will not terminate or revoke the Trust Agreement or amend, modify, revise, supplement or waive any of the provisions of (a) Article 1, 4 or 9 or Section 2.1, 2.2, 3.1, 3.2, 3.3 (other than Section 3.3(i)) or 3.7, or the third sentence of Section 7.2 of the Trust Agreement, in each case other than to permit the Borrower to enter into Subordinated Indebtedness, or (b) any other provision of the Trust Agreement if any such amendment, modification, revision, supplement or waiver would or would be likely to affect adversely the trust created under such Trust Agreement, the rights of the Lenders under or the ability of the Borrower to perform its obligations under this Agreement, the Notes or the Letter Agreement. Any consent of the Majority Lenders necessary to permit any action otherwise prohibited by this Section 6.3 shall not be unreasonably withheld. The Borrower shall promptly provide to the Agent copies of any agreement or document evidencing any revocation, amendment, modification or revision of the Trust Agreement or any provision thereof not requiring the consent of the Majority Lenders under this Section 6.3.

     6.4 Indebtedness. The Borrower shall not create, assume or become liable for, directly or indirectly, any Indebtedness charging or to be paid out of the Source of Debt Service prior to its deposit in the Bontang IV Payment Account except for (i) all obligations and liabilities under this Agreement, the Notes or the Letter Agreement, (ii) any Indebtedness (a) that shall be payable out of amounts of the Source of Debt Service only after the Borrower shall have accumulated amounts in the Debt Service Account and the Reserve Account during each Interest Period required to be accumulated therein pursuant to Sections 7 and 9 hereof, (b) the terms and conditions of which have been approved as to form and substance by the Majority Lenders, such approval not to be unreasonably withheld and (c) the proceeds of which shall be applied solely in connection with the Bontang Plant (the "Subordinated Indebtedness") and (iii) with respect to Source of Debt Service only, obligations (other than Subordinated Indebtedness) in respect of interest rate swap arrangements of the Borrower entered into solely for the purpose of exchanging floating interest rate obligations with respect to the aggregate Commitments or the Advances outstanding under this Agreement for fixed interest rate obligations, if such Indebtedness is only payable out of Source of Debt Service and is pari passu in right of payment and does not benefit from any Encumbrance other than equally and ratably with, or subordinate to, the Indebtedness owed to the Lenders under this Agreement, the Notes and the Letter Agreement and if the terms and conditions of such arrangements are effected in accordance with the procedures and ISDA documentation customarily used in effecting such arrangements ("Pari Passu Swap Indebtedness"); provided that the withholding of consent by the Majority Lenders under Section 6.4(ii)(b) hereof shall be deemed reasonable if agreement with the Majority Lenders is not reached with respect to Subordinated Indebtedness concerning (x) amendments to this Agreement, including without limitation amendments of the definition of "Debt Coverage Ratio", (y) amendments to the Trust Agreement or (z) such other changes to the terms and conditions, including the Events of Default, of the Trust Agreement, the Producers Agreement and this Agreement as the Majority Lenders shall request. The Borrower shall not create, assume or become liable for, directly or indirectly, any Indebtedness charging or to be paid out of any Borrowed Amounts, except for Indebtedness for which such Borrowed Amounts were borrowed.

     6.5 Notice at End of Availability Period. After the end of the Availability Period, the Agent shall deliver to the Borrower a notice setting forth the outstanding amounts of principal and interest as of the final Borrowing Date and a repayment schedule. The Borrower shall either promptly confirm that it agrees with such amounts and such schedule by signing and returning to the Agent a copy of such notice or promptly deliver to the Agent a notice indicating that it does not agree and specifying the reasons therefor. The delivery or lack of delivery of such notice to the Borrower shall in no way affect any of the obligations of the Borrower pursuant to this Agreement other than those set forth in this Section 6.5.

SECTION 7.  EVENTS OF DEFAULT


If any one or more of the following events ("Events of Default") shall occur and be continuing:

         (a) (i) failure to make any payment of the principal of any of the Notes within two days following, or interest on any of the Notes within three days following, the date when due and payable in accordance with the terms hereof and thereof (provided that for the purposes of this clause (i) a deferral of payment of an amount of principal pursuant to Section 2.10(b) hereof shall not be deemed to be a failure to make such payment), or (ii) failure to pay any other amounts payable under this Agreement, any of the Notes or the Letter Agreement within seven days following the date when due in accordance with the terms of this Agreement, including
Section 3.9 hereof; or

         (b) any representation or warranty made or deemed made by or on behalf of the Borrower in Section 4 or Section 5.3 of this Agreement or in any certificate delivered to the Agent or the Lenders pursuant hereto shall prove to have been incorrect or misleading in any material respect as of the date when made; or

         (c) failure by the Borrower to perform or observe any term, covenant or agreement contained in Section 6.2, 6.3 or 6.4 hereof; or

         (d) failure by the Borrower to perform its obligations under Section 6.1(d) hereof for seven days after written notice of such failure shall have been given to the Borrower by the Agent at the request of any Lender; or

         (e) any failure by the Borrower to perform or observe any term, covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b), (c) or (d) of this
Section 7), or any failure by the Borrower or any Producer to perform or observe any term, covenant or agreement contained in the Trust Agreement, for 30 days after written notice of such failure shall have been given to the Borrower by the Agent at the request of any Lender; or

         (f) a Default as defined in the Producers Agreement shall have occurred thereunder;

then the Agent shall, upon the written request of the Majority Lenders, by notice of default given to the Borrower, (i) declare the Commitment of each Lender to be forthwith terminated and/or
(ii) declare all the Notes outstanding hereunder to be forthwith due and payable, whereupon the then outstanding principal amount of such Notes, together with accrued interest thereon and any and all other amounts due under this Agreement and the Letter Agreement, shall forthwith become due and payable without diligence, presentment, demand, protest, notice of dishonor, or other notice of any kind, all of which are hereby expressly waived by the Borrower.

     Should the principal amount of the Notes be declared or become due and payable in the foregoing manner, the entire amount of the Source of Debt Service received by the Borrower thereafter shall to the extent provided by the Trust Agreement, as and when received by the Borrower, be accumulated and paid to the Agent for application to the amounts owing by the Borrower under this Agreement, the Notes which were declared to be or which became due and payable and the Letter Agreement until all principal of and interest on such Notes and all other amounts then due and payable under this Agreement, the relevant Notes and the Letter Agreement shall have been paid in full.

SECTION 8.  AGENT

     The Lenders, the Agent, and the Coordinators agree among themselves and, where the context of Section 8.9 or 8.10 hereof so requires, with the Borrower as follows:

     8.1 Appointment and Authority.

         (a) Each Lender, and each subsequent holder of any Note by its acceptance thereof, irrevocably authorizes the Agent to receive all payments of principal, interest and other amounts due to such Lender or such holder under this Agreement and the Notes and to take all other actions on behalf of such Lender or such holder and to exercise such powers hereunder as are specifically delegated to such Agent by the terms hereof, together with all other such powers as shall be reasonably incidental thereto.

         (b) The relationship between each of the Lenders and the Agent is and shall be that of agent and principal only, and nothing herein shall be construed to constitute the Agent as trustee for any holder of a Note or of a participation therein nor to impose on the Agent duties and obligations other than those expressly provided for herein nor to confer upon the Agent any relationship of agency or trust with the Borrower. Neither the Agent, nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them hereunder or in connection herewith, whether as a result of any conflicts affecting or involving the Agent and the Coordinators resulting from their responsibilities relating to this Agreement, the Commitments, the Advances or otherwise, except for its own or their own gross negligence or willful misconduct. Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, agrees (which agreement shall survive payment of the Notes) to indemnify the Agent (to the extent not reimbursed by the Borrower) and the Coordinators, in amounts which are pro rata to the respective Commitments of such Lenders and, in the case of a subsequent holder of any Notes, of the Lender from whom such holder acquired (directly or indirectly) such Notes, from and against any and all losses, claims, damages, liabilities and expenses of any kind (including failure to receive any payment specified in the Agency Fee Letter Agreement referred to in Section 2.8(b) hereof) which may be imposed on, incurred by or asserted against the Agent or the Coordinators (in their capacities as such) in any way related to or arising out of this Agreement or any Advances or any action taken or omitted by such Agent or the Coordinators under this Agreement whether as a result of any conflicts affecting or involving the Agent and the Coordinators resulting from their responsibilities relating to this Agreement, the Commitments, the Advances or otherwise, except (i) normal administrative expenses incidental to the performance of their duties as such Agent and Coordinators hereunder and (ii) any losses, claims, damages, liabilities or expenses resulting from its or their gross negligence or willful misconduct.

     8.2 Agent May Rely on Documents. The Agent shall be entitled to rely on any communication, instrument or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and with respect to all accounting, technical, legal and other matters shall be entitled to rely on the advice of accounting, technical, legal and other professional advisors selected by it from time to time concerning all matters relating to this Agreement, the Notes and its duties hereunder and thereunder, and shall not be liable to any of the Lenders for the consequences of such reliance.

     8.3 No Amendment to Duties of Agent Without Consent. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement which affects its duties under this Agreement unless it shall have given its prior written consent, as Agent, thereto.

     8.4 Responsibilities of Agent and Coordinators. The Agent may treat the payee of any Note as the holder thereof until written notice of the transfer thereof shall have been received by it. Neither the Agent nor either of the Coordinators makes any warranty or representation to any Lender, nor shall any of them be responsible for any recitals, statements, representations or warranties herein or in any document prepared by or given by the Borrower or any other Person to the Lenders in connection herewith (or for the accuracy or completeness of any such document) or for the execution, effectiveness, genuineness, validity or enforceability of this Agreement or the Notes or any other document, agreement or instrument delivered in connection herewith or related hereto, or be liable for failing to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any Note or any other document, agreement or instrument delivered in connection herewith or related hereto. The Agent and each Coordinator shall be enti-tled to retain for its own use any amounts paid to it in its capacity as such. The Agent shall not be deemed to have known of the occurrence of an Event of Default or other event the occurrence or non-occurrence of which with the giving of notice or lapse of time or both would become an Event of Default or comparable event under any other agreement unless the Agent has received written notice from a Lender or the Borrower specifying such Event of Default or other event and stating that such notice is a "Notice of Default" or from any other relevant Person so specifying. If (i) the Agent receives a notification pursuant to the preceding sentence, or (ii) the Borrower fails to pay in accordance with the terms hereof to the Agent when due the principal of or interest on any Note or any commitment fee payable to any Lender hereunder, the Agent shall as promptly as practicable give written notice thereof to the Lenders. The Agent may decline to take any action except upon the written direction of the Majority Lenders and the Agent may obtain a ratification by such Majority Lenders of any action taken by it under this Agreement or any other document, agreement or instrument delivered in connection herewith or related hereto. The Agent shall have no liability to the Coordinators or Lenders for any action taken by it upon the direction of the Majority Lenders or if ratified by the Majority Lenders, nor shall the Agent have any such liability for any failure to act unless such Agent has been instructed to act by the Majority Lenders. The action of the Majority Lenders shall in each case bind all of the Lenders hereunder. The Agent shall not be required to take any action which exposes such Agent to personal liability (unless indemnified to its satisfaction for any and all consequences of such action) or which is contrary to this Agreement or any Legal Requirement.

     8.5 Funding Costs of Agent. If at any time the Agent makes available to a Lender amounts due from the Borrower hereunder which the Borrower has failed to make available to the Agent, then the Lender shall on first demand forthwith refund such amounts to the Agent together with interest thereon at the rate offered by the Agent for overnight Dollar deposits in the New York Federal Funds market.

     8.6 Agent in Individual Capacity. The Agent and its affiliates in their capacities as Lenders shall have the same rights and powers hereunder as any Lender and may exercise such rights and powers as though the Agent were not the Agent. The Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower, any of the Borrower's affiliates, the Producers and any of the Producers' affiliates, as if such Agent were not acting in such capacity hereunder.

     8.7 Credit Decision. Each Lender represents, warrants and acknowledges that it has, independently and without reliance upon the Agent, the Coordinators or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Coordinators or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     8.8 Coordinators. Nothing in this Agreement shall impose on the Coordinators, in their capacity as such, any duties or obligations whatsoever.

     8.9 Change of Administrative Office of Agent. The Agent may at any time or from time to time by written notice to the Borrower and to each Lender designate a different office from which its duties as Agent will thereafter be performed; provided that no such change to a location outside of the City of New York shall be made without the Borrower's consent, which consent shall not be unreasonably withheld.

     8.10 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and to the Borrower. The Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, such Majority Lenders shall have the right to appoint such successor Agent. If no successor Agent shall have been so appointed by such Majority Lenders and shall have accepted such appointment within 30 days after any such retiring Agent's giving of notice of resignation, then such retiring Agent may appoint such successor Agent. No successor Agent shall be appointed without the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such retiring Agent, and such retiring Agent shall be discharged from its duties and obligations here-under. After any such retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

SECTION 9. SOURCE OF DEBT SERVICE; RECOURSE

     9.1 Accumulation for Debt Service. Pursuant to Sections 3.2 and 3.3 of the Trust Agreement and except as therein stated, the Borrower shall pay into the Debt Service Account the entire amount of all Borrowed Amounts immediately upon receipt thereof, and, starting with the commencement of each Quarterly Period, the Borrower shall pay into the Debt Service Account the entire amount of each payment of the Source of Debt Service, as and when actually received by the Borrower, until the aggregate amount accumulated in the Debt Service Account shall be sufficient to pay the principal of and interest due on all of the Notes, as well as all other amounts due and payable under this Agreement, the Notes and the Letter Agreement, in each case during such Quarterly Period; provided that for any six-month Interest Period, the amount of the Source of Debt Service paid over to and accumulated in the Debt Service Account for principal and interest due during such Interest Period shall be in accordance with Sections 3.2 and 3.3 of the Trust Agreement.

     9.2 Accumulation in Regular Reserve Account.

         (a) Pursuant to Sections 3.2 and 3.3 of the Trust Agreement, during each Quarterly Period, after all amounts of Source of Debt Service required to be paid into the Debt Service Account pursuant to Section 9.1 hereof with respect to such Quarterly Period have been so paid, the Borrower shall pay into the Regular Reserve Account the entire remaining amount of each payment of the Source of Debt Service, as and when actually received by the Borrower, until the aggregate amount accumulated in such Regular Reserve Account shall equal 100% of the sum of the principal amount of Advances (including any Deferred Portion) scheduled for payment at the end of the two Quarterly Periods next succeeding such Quarterly Period plus the amount of interest to accrue on the principal amount of Advances (including any Deferred Portion) scheduled to be outstanding during such next two Quarterly Periods plus the amount of other payments reasonably anticipated to be made under this Agreement, the Notes and the Letter Agreement during such next two Quarterly Periods (the amount so calculated in respect of each of such two Quarterly Periods being referred to for convenience as "Quarterly Debt Service"). For purposes of determining such amounts of Quarterly Debt Service, the interest rate applicable to the Advances (including any Deferred Portion thereof) scheduled to be outstanding during each of such two succeeding Quarterly Periods shall be or be deemed to be the interest rate, if any, then in effect in respect of principal to be outstanding during the next succeeding Quarterly Period and, if no such rate shall then be in effect, shall be deemed to be the interest rate in effect for the then current Quarterly Period.

         (b) Notwithstanding the foregoing, if there is any Source of Debt Service during the Availability Period, the Borrower shall pay the full amount thereof into the Regular Reserve Account pursuant to Section 3.2 of the Trust Agreement so long as and to the extent that the amount therein is less than the aggregate of the amount of interest on the Advances payable at the end of the then current Quarterly Period and 100% of the amount of Quarterly Debt Service reasonably anticipated (in the manner prescribed in clause (a) of this Section 9.2) to be due on the first two Maturity Dates.

     9.3 Debt Coverage Reserve Account. Pursuant to Section 3.2 of the Trust Agreement, if at the commencement of any Quarterly Period at the end of which a Maturity Date occurs the Debt Coverage Ratio is below 1.3, then during such Quarterly Period, after all amounts of Source of Debt Service required to be paid into the Debt Service Account and the Regular Reserve Account pursuant to Sections 9.1 and 9.2 hereof with respect to such Quarterly Period have been so paid, the Borrower shall pay into the Debt Coverage Reserve Account the entire remaining amount of each payment of the Source of Debt Service, as and when actually received by the Borrower, and on the Maturity Date occurring at the end of such Quarterly Period shall use the Source of Debt Service so accumulated in the Debt Coverage Reserve Account to prepay the Notes on a pro rata basis (based on outstanding principal amount), with such prepayment to be applied to the installments of principal due thereunder in the inverse order of maturity, provided that for purposes of further calculations of the Debt Coverage Ratio any such prepayment shall be deemed to have been applied to such installments of principal pro rata so that the Final Maturity Date is not thereby changed. The procedure set forth in this Section
9.3 shall continue in effect in each subsequent Quarterly Period until the Debt Coverage Ratio, calculated at the commencement of any such Quarterly Period, equals or exceeds 1.3.

     9.4 Payments Made from Debt Service Account and Reserve Account. Except for any personal liability of the Borrower arising as specifically provided in this Agreement and except for any prepayments of the Notes pursuant to Section 9.3 hereof, all payments to be made by the Borrower under this Agreement, the Notes and the Letter Agreement, including in each case, without limitation, payments due on the Final Maturity Date, shall be made only from the Debt Service Account as the same is defined in, and as at any applicable time the same shall be funded under, Sections
3.2 and 3.3 of the Trust Agreement; provided that if amounts held in the Debt Service Account are insufficient to pay all such amounts when due, any amounts then held (i) first, in the Regular Reserve Account and (ii) second, in the Debt Coverage Reserve Account shall be applied to make such payments to the extent provided in Section 3.3 of the Trust Agreement. Except in accordance with the preceding sentence with respect to any personal liability of the Borrower, the Borrower shall only be obligated to make payments under this Agreement, the Notes and the Letter Agreement, including in each case, without limitation, payments due on the Final Maturity Date, out of amounts of the Source of Debt Service and Borrowed Amounts received by it. The Borrower agrees that, as long as moneys are held in such Debt Service Account and such subaccounts of the Reserve Account, the Lenders, to the extent necessary to make payments in accordance with the terms of the Trust Agreement of principal, interest and other amounts due under this Agreement, the Notes and the Letter Agreement, are among those having a right as provided under Section 2.2 of the Trust Agreement to receive disbursements thereunder.

     9.5 No Recourse. In furtherance of Sections 9.1 to 9.4 hereof, each of the Agent, the Coordinators, the Lenders and each holder of a Note, by its acceptance thereof, agrees that, except as provided in Sections 9.3 and 9.4, it will look solely to the Source of Debt Service and Borrowed Amounts to the extent provided in Sections 9.3 and 9.4 hereof for all payments to be made by the Borrower under this Agreement, the Notes and the Letter Agreement, as provided therein or herein, including in each case, without limitation, payments due on the Final Maturity Date, and that no recourse shall be had for the payment of the principal of or interest on the Notes or the payment of any other amounts due under this Agreement or the Letter Agreement, or shall be had for any claim based on any provision hereof or thereof, against Continental Bank International (or any entity acting as successor trustee under the Trust Agreement) in its individual capacity, or against any past, present or future stockholder, officer, director, employee or agent of Continental Bank International (or any entity so acting), or against the grantors, settlors or beneficiaries of any trust under the Trust Agreement, either directly or through the Borrower or any successor of any thereof, under any constitution, statute or rule of law or by the enforcement of any assessment, or otherwise, and neither Continental Bank International (or any such entity acting as such successor trustee) nor any such other Person shall have any personal obligation, liability or duty whatsoever to the Agent, the Coordinators or the Lenders or any holders of the Notes or anyone else for or with respect to any such payment or for the performance of or compliance with any covenant or agreement contained in any of said documents or for the truth, accuracy or completeness of any statement or representation made in any such document, except only in the case of Continental Bank International (or any such entity acting as successor trustee) for any material breach of a representation or warranty expressly made by it under
Section 4 or Section 5.3 hereof in its individual capacity and such liability as may arise under this Agreement for gross negligence or willful misconduct in acting hereunder. In such connection the Borrower (a) shall be entitled to act upon any notice, certificate, request, direction, waiver, receipt or other document which it in good faith believes to be genuine and it shall be entitled to rely upon the due execution, validity and effectiveness of, and the truth and acceptability of any provisions contained in, any of the foregoing so received, (b) may consult with, and obtain advice from qualified accounting and legal advisers in connection with the performance of its obligations, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and advice of such advisers, and (c) shall have no duties other than those specifically set forth or provided for herein nor any obligation to familiarize itself with nor any responsibility with respect to any other agreement relating to the transactions contemplated by this Agreement to which it is not a party.

     9.6 Not to Limit Remedies. Nothing contained in this Section 9 shall be construed to limit the exercise and enforcement, in accordance with the terms of this Agreement, the Notes or the Letter Agreement, of the rights and remedies of the Agent, the Coordinators or the Lenders or any holders of the Notes against the Borrower hereunder to the extent of the Source of Debt Service and Borrowed Amounts as provided herein.

SECTION 10.  MISCELLANEOUS

     10.1 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be (a) personally delivered, (b) transmitted by postage prepaid registered mail, return receipt requested, (c) transmitted by telex (with postage prepaid mail confirmation) or (d) sent by facsimile transmission to the parties as follows (as elected by the party giving such notice):

To the Borrower: Continental Bank International, as Trustee
              under the Bontang IV Trust
              Agreement dated as of August 26, 1991
              520 Madison Avenue
              New York, New York 10022
              Attention: LNG/LPG Division
              Telex: RCA 232304/ITT 420177
              Answerback: CBI UR/ CBI UI
              Facsimile: (212) 605-1014/319-0676

To the Agent: The Chase Manhattan Bank, N.A.
              Two Chase Manhattan Plaza - 4th Floor
              New York, New York 10081
              Attention: Margaret A. Hyland, A.T.
              Telex: (212) 672-0860 NYACHASE
              Facsimile: (212) 552-9544

To the Lenders:     As provided on the signature pages hereof

Any notice relating to a Borrowing or a prepayment shall only be effective on receipt of a legible copy thereof. Except as otherwise specified in this Agreement, all notices and other communications shall be deemed to have been duly given on (i) the date of delivery if delivered personally, (ii) five days following posting if transmitted by mail, (iii) the date of transmission with confirmed answerback if transmitted by telex or (iv) the date of receipt of a legible copy thereof if sent by facsimile transmission, whichever shall first occur. Any party may change its address for purposes hereof by notice to the other parties.

     10.2 No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of the Agent, the Lenders or the holders of any Note, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject always to the provisions of Section 9 hereof, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The provisions of this Agreement shall inure to the benefit of any subsequent holder of the Notes.

     10.3 Use of English Language. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language. English shall be the official language for construction and interpretation of this Agreement, the Notes, the Letter Agreement and all agreements, notices, documents and instruments. If the original of any such document or notice is not in the English language, an English translation thereof shall be delivered.

     10.4     Assignment and Transfer; Successors and Assigns;
Participations.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Coordinators, the Lenders, the Agent and their respective successors and permitted assigns and transferees. The Borrower may not assign any of its rights or delegate any of its obligations hereunder without the written consent of all of the Lenders. Any Lender may at any time sell, assign, transfer, negotiate, or otherwise dispose of, in whole or in part, with the prior written consent (such consent not to be unreasonably withheld) of the Borrower, its rights and obligations under this Agreement or the Notes; provided that such consent by the Borrower shall not be required for any proposed sale, assignment, transfer, negotiation or other disposition by a Lender
(i) to another financial institution (1) at least 75% of the voting shares of which are held directly or indirectly by the Lender, or
(2) holding directly or indirectly at least 75% of the voting shares of the Lender or (3) at least 75% of the voting shares of which are held directly or indirectly by a corporation which holds directly or indirectly at least 75% of the voting shares of the Lender (any of the foregoing described transferees, a "Section 10.4(a) Affiliate") or (ii) at any time pursuant to the Risk Participation Agreement to the Risk Participant or any of the Risk Co-Participants or any Person affiliated with any of them. The exercise of such right by any Lender is, however, subject to the conditions that the transferee shall (i) not have any right at the time of transfer, or shall have effectively waived any right existing in the transferee at the time of transfer, pursuant to
Section 3.3 hereof to claim from the Borrower tax indemnification and pursuant to Section 3.4(b) hereof to claim from the Borrower any additional amounts, in either case above and beyond that or those which could have been claimed by the transferor at the time of transfer, (ii) not have any right at the time of transfer pursuant to Section 3.4(a) hereof not possessed by the transferor at the time of transfer and (iii) in the case of any transfer to a
Section 10.4(b) Affiliate or to an affiliate of the Risk Participant or of any Risk CoParticipant, not have designated a Lending Office in any jurisdiction with respect to which the Borrower is at the time of transfer prohibited by applicable state or federal laws of the United States from doing business.

         (b) In furtherance of the foregoing clause (a), except in the case of a transfer stated in the relevant Transfer Certificate pursuant to clause (c) of this Section 10.4 to be pursuant to the Risk Participation Agreement, any Lender wishing to transfer any of its rights and obligations under this Agreement or the Notes to any Person shall effect such transfer in the following manner:

              (i) The Lender and the Person or Persons to which the Lender wishes to transfer any of such rights and obligations (the "Transferee" or "Transferees") shall duly complete and execute a transfer certificate in the form of Exhibit C-2 hereto (the "Transfer Certificate").

              (ii) Unless the intended Transferee is stated in the relevant Transfer Certificate to be a Section 10.4(a) Affiliate, the Lender shall obtain the consent of the Borrower to the transfer by having the Borrower evidence its consent in the space provided therefor in the Transfer Certificate.

              (iii) The Lender then and only then shall deliver the Transfer Certificate to the Agent together with (x) a photocopy of the Transfer Certificate as executed by the Lender, the Transferee and the Borrower, (y) the Note or Notes in respect of which the transfer is being made, and (z) payment of the transfer fee of $1,000, upon receipt of which the Agent shall acknowledge receipt of such Transfer Certificate in the space provided therefor in the photocopy and deliver the same to the Transferee.

              (iv) Each transfer shall become effective on the later of (x) the date specified for such transfer in the related
Transfer Certificate and (y) the fifth Business Day after acknowledgement of receipt of the related Transfer Certificate by the Agent.

              (v) Upon a transfer becoming effective in the foregoing manner, the Transferee shall assume the obligations and acquire the rights which are the subject of such transfer with the same effect as if such Transferee had been an original party hereto as a Lender with the rights and obligations acquired and assumed by such Transferee as the result of such transfer.

         (c) Any Lender wishing to transfer any of its rights and obligations under this Agreement or the Notes to a Risk Participant or Risk Co-Participant pursuant to the Risk Participation Agreement shall effect such transfer in the following manner:

              (i) The Lender, the Risk Participant and each Risk Co-Participant participating in such transfer (or any affiliate of the Risk Participant or of any of such Risk Co-Participants so participating) shall duly complete and execute a Transfer Certificate which shall omit the Borrower's consent form, which shall specify the percentage interest of the Risk Participant and of each such Risk Co-Participant (or each affiliate) in the transfer to be evidenced thereby (each of the Risk Participant and each Co-Participant (and each such affiliate) being a "Transferee"), and which shall state that it is being completed and executed and that the transfer is being made pursuant to the Risk Participation Agreement.

              (ii) The Lender then shall deliver the Transfer Certificate to the Agent with (x) photocopies of the Transfer Certificate, as executed by the Lender and each Transferee named therein, in a number sufficient for each such Transferee and (y) the Note or Notes in respect of which the transfer is being made, upon receipt of which the Agent shall acknowledge receipt of such Transfer Certificate in the space provided therefor in each photocopy so provided and deliver the same to the Risk Participant for further delivery to such Transferees.

              (iii) Each transfer shall become effective as of the date specified in the related Transfer Certificate.

              (iv) Upon a transfer becoming effective in the foregoing manner, each Transferee shall assume the obligations and acquire the rights which are the subject of such transfer with the same effect as if each such Transferee had been an original party hereto as a Lender with the rights and obligations acquired and assumed by each of such Transferees as the result of such transfer.

         (d) The Agent shall as promptly as practicable deliver to the Borrower a copy of each Transfer Certificate the receipt of which is acknowledged pursuant to this Section 10.4 together with the Note or Notes received with respect thereto, whereupon:

              (i) in the case of any transfer stated in the relevant Transfer Certificate to be other than pursuant to the Risk Participation Agreement, the Borrower shall execute and deliver into the custody of the Agent one or more new Notes (of the same category as the Notes subject to transfer and dated the date to which interest has been paid on the Advances evidenced thereby) (x) in the principal amounts being retained, if any, and/or transferred by the transferor and the Transferee or Transferees, respectively,
(y) payable to the order of such transferor and/or Transferee or Transferees, respectively, and (z) in an aggregate principal amount equal to that evidenced by the Note or Notes which are the subject of such transfer; and

              (ii) in the case of any transfer stated in the relevant Transfer Certificate to be pursuant to the Risk Participation Agreement, the Borrower shall execute and deliver into the custody of the Agent a new Note (to be designated as an A Note and dated the date to which interest has been paid on the Advances evidenced by the Note or Notes subject to such transfer) for each Transferee named in the relevant Transfer Certificate and each other Transfer Certificate then being delivered pursuant to the Risk Participation Agreement (x) in the case of each Transferee in a principal amount equal to the aggregate principal amount then being concurrently transferred by all Lenders to such Transferee,
(y) payable to the order of each Transferee, and (z) in an aggregate principal amount for all such Note or Notes equal to that evidenced by all Notes being transferred by all Lenders pursuant to the Risk Participation Agreement.

         (e) The Agent shall as promptly as practicable deliver to the relevant Transferees all new Notes delivered into its custody pursuant to Section 10.4(d).

         (f) The Agent and the Borrower may treat each Lender as the holder of the Note drawn to its order and delivered to such Lender, whether pursuant to Section 2.9 or this Section 10.4, except in those circumstances where a transfer has become effective pursuant to this Section 10.4 but the new Note or Notes to be issued in connection with such transfer have yet to be issued, in which case the transferor and Transferee or Transferees parties to such transfer shall be treated as the holder or holders of the existing Note or Notes related to such transfer to the extent of their respective interests as set forth in the relevant Transfer Certificate.

         (g) All agreements, representations and warranties made herein shall survive the making of any such transfer hereunder by any Lender.

         (h)  Notwithstanding anything otherwise contained in this
Section 10.4, each Lender may grant participations which do not create or purport to create binding obligations of the Borrower, in whole or in part, in its rights under this Agreement and the Notes without any restriction and without notice to the Borrower.

         (i) The parties named on the signature pages hereof under the captions "Arrangers," "Co-Arrangers," "Lead Managers," "Managers," "Co-Managers" and "Co-Agents" are intended to have such benefits, and in accepting any such benefits also to accept such obligations, as may be expressly provided for such parties herein to the same extent as if such parties had actually executed and delivered this Agreement.

     10.5 Amendments. Any provision of this Agreement or the Notes may be amended or waived if, and only if, such amendment or waiver shall be in writing and signed (including the form of signatures on any telex, cable or facsimile) by the Majority Lenders and, if the Agent's rights or duties as agent are affected, the Agent; provided that any such amendment must also be signed by the Borrower; and provided further that no such amendment or waiver shall, unless signed by each Lender, do any of the following: (a) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation hereunder; (b) reduce the amount or postpone the date of any payment of principal, interest or other amount hereunder with respect to any Advance; (c) reduce the percentage of the amount of the Commitments or the Advances specified in the definition of "Majority Lenders" or otherwise required to take any action hereunder; (d) modify the requirement that the consent of each Lender is required with respect to devi-ations from the requirements in clause (i), clause (j), clause (1) or clause (m) of Section 5.1 hereof or clause (ii)(A), clause
(iii), clause (iv) or clause (vi) of Section 5.2 hereof; or
(e) amend or waive any provision of this Section 10.5. Any such amendment or waiver shall be signed by the Agent on behalf of the relevant Lenders if the Agent has been so authorized in writing or by telex, cable or facsimile transmission by the Majority Lenders or all of the Lenders, as the case may be. Any amendment or waiver signed by the Agent in accordance with the preceding sentence shall be binding upon the Lenders and any holder of a Note. Any action that the Agent may take on behalf of the Majority Lenders under this Agreement and that the Agent in fact so takes shall be binding on all of the Lenders.

     10.6     Expenses; Indemnification.

         (a) Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower agrees to pay, or reimburse the Agent, on behalf of the Lenders, for, all reasonable disbursements, charges and fees of the Lenders' special New York counsel for the period commencing on March 21, 1991 in connection with the preparation, negotiation and signing of, and the initial disbursement under, this Agreement. Upon the making of the initial Advance under this Agreement, the Borrower shall pay such amounts representing fees on the date of such Advance or, if such Advance has not been made on or prior to the thirtieth day following the Effective Date, on such thirtieth day. The Borrower shall pay such amounts representing disbursements and charges on the date of the Borrowing at least fifteen days next following receipt by the Borrower of a written statement setting forth such amounts.

         (b) The Borrower agrees (i) to pay, or reimburse the Agent for all reasonable out-of-pocket expenses, including, but not limited to, travel expenses, legal fees, disbursements and other charges of Lenders' counsel incurred by the Agent in connection with any amendment or supplement to, or modification or waiver of, this Agreement, the Trust Agreement, the Producers Agreement or other related documents after this Agreement has been fully executed and (ii) whether or not amounts due under this Agreement, any of the Notes or the Letter Agreement are accelerated, upon the occurrence of an Event of Default or an event the occurrence or non-occurrence of which would, with notice or lapse of time or both constitute an Event of Default (but only if such event later becomes an Event of Default), to pay, or reimburse the Agent for, all reasonable expenses of the Agent and each holder of any Notes arising in connection with such Event of Default or the enforcement of this Agreement, such Notes, the Letter Agreement or the Produc-ers Agreement, including but not limited to the fees and expenses of counsel employed by the Agent or such holder and any expenses of the Agent incurred in connection with any assignment of any rights of any Lender under this Agreement, the Notes or the Producers Agreement to the Risk Participant or the Risk Co-Participants or their respective affiliates as set forth in Section 10.4 hereof.

         (c) The Borrower hereby further agrees to pay the fees and expenses specified in and otherwise in accordance with the letter agreement between the Borrower and the Agent of even date herewith (the "Expenses Letter Agreement").

     10.7 Sharing of Set-Off and Other Payments. In the event that any Lender shall have received an amount in excess of its ratable share of payments hereunder or under the Notes through the exercise of any lien, set-off or similar right or any voluntary payment by the Borrower, such Lender shall promptly (and in any event within 15 days) purchase for cash without recourse that portion of each other Lender's Advances as will result in each Lender receiving its ratable share of the amount of such lien, set-off or similar right, or voluntary payment; provided that to the extent that such excess amount or any portion thereof is subsequently recovered from the purchasing Lender, its purchases from the other Lenders shall be rescinded and the price repaid without interest; and provided further that if, after acceleration of the maturity of the relevant Notes pursuant to Section 7 hereof, any Lender shall commence an action or proceeding in any court to enforce the relevant Notes held by such Lender and as a result thereof, or in connection therewith, shall receive an excess payment on such Notes, such Lender shall not be required to share any portion of such excess payment with a Lender which has received sufficient notice to enable it to and which has the legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its Notes in another court. Nothing herein contained shall in any way affect (a) expenses pursuant to Section 2.7(b) hereof, prepayments pursuant to Section 3.4 hereof and interest payments calculated in accordance with the provisions of the fifth sentence of Section 2.6 hereof and (b) the right of any Lender to obtain payment of indebtedness of the Borrower other than Indebtedness under this Agreement, the Notes and the Letter Agreement.

     10.8 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Agent and the Borrower.

     10.9 Table of Contents and Section Headings. The table of contents and the section headings in this Agreement are inserted for convenience of reference only and shall be ignored in construing this Agreement.

     10.10 Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with the law of the State of New York, United States of America, applicable to agreements made and to be performed entirely within such State.

     10.11 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

     10.12 Term of Agreement. The term of this Agreement shall commence on the Effective Date and shall end on the termination of all of the Lenders' Commitments or payment in full of all of the Notes and all other amounts payable under this Agreement and the Letter Agreement, whichever is later. The agreements of the Borrower to pay expenses and indemnities pursuant to Sections 3 and
10.6 of this Agreement shall survive the repayment of the Advances and the cancellation of all of the Notes until all amounts payable thereunder are paid in full.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective duly authorized signatories as of the Effective Date.

                                                      The Borrower
                                  CONTINENTAL BANK INTERNATIONAL, as
                                  Trustee aforesaid


                             By_____________/s/_______________
                             Name:
                             Title:

                             Coordinators

                             CHASE MANHATTAN ASIA LIMITED

                             By_____________/s/____________
                             Name:
                             Title:


                             THE MITSUBISHI BANK, LIMITED

                             By_____________/s/_______________
                             Name:
                             Title:

                             Arrangers

                             THE DAI-ICHI KANGYO BANK, LTD.
                             SINGAPORE BRANCH

                             THE FUJI BANK, LIMITED

                             MITSUI TAIYO KOBE ASIA LIMITED

                             THE SANWA BANK,  LIMITED

                             UNION BANK OF SWITZERLAND

                             Co-Arrangers

                             CREDIT LYONNAIS

                             BANQUE NATIONALE DE PARIS

                             THE MITSUBISHI TRUST AND BANKING
                             CORPORATION

                             NMB POSTBANK GROEP N.V.

                             THE SUMITOMO BANK, LIMITED
                             SINGAPORE BRANCH

                             SWISS BANK CORPORATION

                             BANQUE PARIBAS
                             SINGAPORE BRANCH

                             THE DAIWA BANK LIMITED

                             DEUTSCHE BANK (ASIA PACIFIC)
                             LTD.

                             DRESDNER (SOUTH EAST ASIA)
                             LIMITED

                             SOCIETE GENERALE ASIA LIMITED

                             THE TOKAI BANK, LIMITED

                             Lead Manager

                             THE NIPPON CREDIT BANK, LTD.

                             Managers

                             BBL FINANCE IRELAND

                             THE TOYO TRUST AND BANKING
                             COMPANY, LIMITED

                             BANCO ESPANOL DE CREDITO
                             (BANESTO)

                             GENERALE BANK

                             THE LONG-TERM CREDIT BANK OF JAPAN,
                             LTD.

                             Co-Managers

                             CREDIT NATIONAL

                             THE KIYO BANK, LTD.

                             Co-Agents

                             THE CHASE MANHATTAN BANK, N.A.

                             THE MITSUBISHI BANK, LIMITED

                             Agent

                             THE CHASE MAHATTAN BANK, N.A.

                             By_____________/s/_______________
                             Name:
                             Title:

Commitment                        Lenders

$52,214,534.00               THE CHASE MANHATTAN BANK, N.A.

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             Nassau Branch
                             c/o Eurocurrency Operations
                             Division
                             2 Chase Manhattan Plaza, 10th Fl.
                             New York, NY  10081
                             U.S.A.

                             Attention:  Ms. Ida L. Borroto
                             Telex:  62910 CMB UW
                             Telecopier:  (1-212) 552-8917

Commitment

$52,214,534.00               THE MITSUBISHI BANK, LIMITED

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             Two World Financial Center
                             225 Liberty Street
                             New York, NY  10281
                             U.S.A.

                             Attention:  Mr. Fuchida
                             Vice President Corporate Finance
                             Telex:  232328 MITUR or
                             420367 BISHIBK
                             Telecopier:  (1-212) 667-3562

Commitment

$50,474,048.00               THE DAI-ICHI KANGYO BANK, LTD.

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             One World Trade Center
                             Suite 4911
                             New York, NY  10048
                             U.S.A.
                             Attention:  Mr. Francisco Cruz
                             Planning & Operations Officer
                             Loan Administration Department
                             Telex:  232988 DKB UR
                             Telecopier:  (1-212) 524-0579




Commitment

$50,474,048.00               THE FUJI BANK, LIMITED

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             Two World Financial Center
                             79th Floor
                             New York, NY  10048
                             U.S.A.

                             Attention:  Mr. Kentaro Akashi
                             Telex:  RCA 232440 FUJI UR
                             Telecopier:  (1-212) 321-9407


Commitment

$50,474,048.00               THE MITSUI TAIYO KOBE BANK, LIMITED

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             277 Park Avenue
                             New York, NY  10172-0121
                             U.S.A.

                             Attention:  Ms. Patricia L. Walsh
                             (A.V.P.)/Loan Support Group
                             Telex:  RCA 232962 MTKB
                             Telecopier:  (1-212) 888-7651

Commitment

$50,474,048.00               THE SANWA BANK, LIMITED
                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             Park Avenue Plaza
                             55 East 52nd Street
                             New York, NY  10055
                             U.S.A.

                             Attention:  Ms. Renko Hara
                             Vice President
                             Loan Administration Department
                             Telex:  232423 SWBUR
                             Telecopier:  (1-212) 754-2368

Commitment

$50,474,048.00               UNION DE BANQUES SUISSES
                             (LUXEMBOURG) S.A.

                             By_____________/s/________________
                             Name:
                             Title:

                             By_______________________________
                             Name:
                             Title:

                             Lending Office:

                             36-38, Grand-rue
                             B. P. 134
                             L-2011 Luxembourg

                             Attention:  Mr. Andre Clement
                             Telex:  (0450) 1280 UBS LU
                             Telecopier:  (352) 45-12-12-703

Commitment

$32,000,000.00               CREDIT LYONNAIS S.A.

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             1 rue des Italiens
                             75009 Paris
                             France

                             Attention:  DFSE FPE E32 Fil. C
                             Mme. Gouget
                             Telex:  649076 F CREDC
                             Telecopier:  (33-1) 42-95-65-68

Commitment

$25,000,000.00               BANQUE NATIONALE DE PARIS

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             Hong Kong Branch
                             Central Building
                             Queen's Road
                             Central
                             Hong Kong

                             Attention:  Claudia Yeung, Manager
                             Wynnie Lam, Asst. Manager
                             Chinese Division
                             Secretariat
                             Telex:  73786 BNP HX
                             Telecopier:  (852) 810-6252

Commitment

$25,000,000.00               THE MITSUBISHI TRUST AND BANKING
                             CORPORATION

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             520 Madison Avenue, 26 Fl.
                             New York, NY  10022
                             U.S.A.

                             Attention:  Mr. Nobuo Hirai
                             Chief Manager/NY Branch
                             Japanese Corp. Finance
                             Telex:  ITT 425078 MTABUI
                             Telecopier:  (1-212) 755-2349

Commitment

$25,000,000.00               NMB POSTBANK GROEP N.V.

                             By_____________/s/_________________
                             Name:
                             Title:

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             De Amsterdamse Poort
                             Amersterdam Z-O
                             P. O. Box 1800
                             1000 BV Amsterdam
                             The Netherlands

                             Attention:  Mr. Jan-Hein Jesse
                             Energy Finance HD O4.03
                             Telex:  11402 NMB NL
                             Telecopier:  (31-20) 563-5369

Commitment

$25,000,000.00               THE SUMITOMO BANK, LIMITED

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             One World Trade Center
                             Suite 9651
                             New York, NY  10048
                             U.S.A.

                             Attention:  Mr. Kota, Vice President
Loan
                             Administrator
                             Telex:  232407 SMKBUR
                             Telecopier:  (1-212) 524-0612

Commitment

$25,000,000.00               SWISS BANK CORPORATION

                             By_____________/s/_______________
                             Name:
                             Title:

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             10 East 50th Street
                             New York, NY  10022
                             U.S.A.

                             Attention:  Salvatore Charles
                             Sirna
                             Telex:  RCA 232432 SBNY UR
                             Telecopier:  (1-212) 574-4131

Commitment

$24,366,782.00               BANQUE PARIBAS

                             By______________/s/______________
                             Name:
                             Title:

                             Lending Office:

                             Singapore Branch
                             Hong Leong Building #39-01
                             16 Raffles Quay
                             Singapore 0104

                             Attention:  Ms. Gigi Chen
                             Mr. Patrick Bader
                             Project Finance Dept.
                             Telex:  RS20414 PARSIN 20414
                             Telecopier:  (65) 224-3053

Commitment

$24,366,782.00               THE DAIWA BANK LIMITED

                             By______________/s/______________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             75 Rockefeller Plaza
                             New York, NY  10019
                             U.S.A.

                             Attention:  Ms. Jean Cua
                                  Supervisor
                             Loan Administration
                             Telex:  RCA 232246 DWBK UR
                                  ITT 422391 DAIW BK
                             Telecopier:  (1-212) 397-9317

Commitment

$24,366,782.00               DEUTSCHE BANK AG

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             Singapore Branch
                             8 Shenton Way
                             #01-01 Treasury Building
                             Singapore 0106

                             Attention:  Ms. Helen Ong
                             Ms. Catherine Pek
                             CBD/ACU
                             Telex:  RS21189 DBA
                             Telecopier:  (65) 225-9442

Commitment

$24,366,782.00               DRESDNER BANK AG

                             By________________/s/____________
                             Name:
                             Title:

                             Lending Office:

                             Singapore Branch
                             20 Collyer Quay #22-00
                             Tung Centre
                             Singapore 0140
                             Attention:  Mr. Wong Mun Fatt
                             Assistant Manager
                                  Credit Division
                             Telex:  RS29366 DRESDBK
                             Telecopier:  (65) 224-4008

Commitment

$12,183,391.00               SOCIETE GENERALE

                             By_____________/s/_______________
                             Name:
                             Title:

                             Lending Office:

                             Singapore Branch
                             105 Cecil Street
                             24-01 The Octagon
                             Singapore 0106

                             Attention:  Ms. Nathalie Lesbre
                             Manager, Credit & Marketing Dept.

                             Ms. Delia Tan
                             Head of Dept., Credit
                             Administration Dept.
                             Telex:  RS27213 SOGESI
                             Telecopier:  (65) 225-2609

Commitment

$12,183,391.00               SOCIETE GENERALE

                             By______________/s/_________________
                             Name:
                             Title:

                             Lending Office:

                             Tokyo Branch
                             Hibiya Central Building
                             1-2-9 Nishi-Shinbashi
                             Minato-Ku, Tokyo 105
                             Japan

                             Attention:  Mr. T. Ogino
                             Vice President

                             Ms. T. Yishida
                             Head of Section,               Credit
                             Administration Dept.
                             Telex:  28611 GENESO J
                             Telecopier:  (81-3) 3595-1880

Commitment

$24,366,782.00               THE TOKAI BANK, LIMITED

                             By______________/s/_________________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             55 East 52nd Street
                             Park Avenue Plaza
                             New York, NY  10055
                             U.S.A.

                             Attention:  Ms. Toshihiko Yokoi
                             Vice President
                             Loan Administration
                             Telex:  422857 TOKAI
                             Telecopier:  (1-212) 754-2171

Commitment

$20,000,000.00               THE NIPPON CREDIT BANK, LTD.

                             By______________/s/_________________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             245 Park Avenue, 30th Floor
                             New York, NY  10167
                             U.S.A.

                             Attention:  Mr. Peter Fiorillo,
                              AVP
                                  Loan Administration
                             Telex:  232496 NCBN UR
                             Telecopier:  (1-212) 697-8034

Commitment

$15,000,000.00               BBL FINANCE IRELAND

                             By____________/s/___________________
                             Name:
                             Title:

                             Lending Office:

                             Harcourt Centre
                             Harcourt Road
                             Dublin
                             Republic of Ireland

                             Attention:  Mr. Aidan Neill
                             Telex:  91309 BBLF EI
                             Telecopier:  (353-1) 78-49-82

Commitment

$15,000,000.00               THE TOYO TRUST AND BANKING COMPANY
                             LIMITED

                             By____________/s/___________________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             437 Madison Avenue
                             37th Floor
                             New York, NY  10022
                             U.S.A.

                             Attention:  Mr. Robert Tse
                                  Vice President,
                             Loan Administration
                             Telex:  222675 TTBC
                             Telecopier:  (1-212) 371-4963


Commitment

$10,000,000.00               BANCO ESPANOL DE CREDITO

                             By____________/s/___________________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             630 Fifth Avenue
                             New York, NY  10111
                             U.S.A.

                             Attention:  Mr. Jose Moreno
                             Telex:  422035
                             Telecopier:  (1-212) 554-9349



Commitment

$10,000,000.00               GENERALE BANK

                             By______________/s/_________________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             520 Madison Avenue
                             (40-41st Floor)
                             New York, NY  10022
                             U.S.A.

                             Attention:  Mr. Stephane Garceau
                             Telex:  6801235 SGBNYC
                             Telecopier:  (1-212) 838-7492

Commitment

$10,000,000.00               THE LONG TERM CREDIT BANK OF             JAPAN,
LTD.

                             By______________/s/_________________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             165 Broadway
                             New York, NY  10006
                             U.S.A.

                             Attention:  Mr. James Schiavone
                                  Vice President-Finance Operations
                             Telex:  425722 LTCBUI
                             Telecopier:  (1-212) 608-2371

Commitment

$5,000,000.00                CREDIT NATIONAL

                             By_____________/s/__________________
                             Name:
                             Title:

                             Lending Office:

                             U.S. Agency
                             520 Madison Avenue
                             New York, NY  10022
                             U.S.A.

                             Attention:  Mr. Thierry Hasse
                                  Ms. Theresa Killen
                             Telecopier:  (1-212) 832-6088

Commitment

$5,000,000.00                THE KIYO BANK, LTD.

                             By__________________/s/__________
                             Name:
                             Title:

                             Lending Office:

                             New York Branch
                             45 Broadway, 23rd Fl.
                             New York, NY  10006
                             U.S.A.

                             Attention:  Mr. Shigeo Yamamoto
                             Manager
                             Telex:  4977133 KIYO UI
                             Telecopier:  (1-212) 635-9306

List of omitted Exhibits and Schedules to Bontang IV Loan Agreement, dated as of August 26, 1991, among Continental Bank International as Trustee under the Bontang IV Trustee and Paying Agent Agreement as Borrower, Chase Manhattan Asia Limited and The Mitsubishi Bank, Limited as Coordinators, the other banks and financial institutions named herein as Arrangers, Co-Arrangers, Lead Managers, Managers, Co-Managers and Lenders, The Chase Manhattan Bank, N.A. and The Mitsubishi Bank, Limited as Co-Agents and The Chase Manhattan Bank, N.A. as Agent.

Exhibit             Description

EXHIBIT A               FORM OF NOTICE OF BORROWING

EXHIBIT B-1         FORM OF NOTICE OF DEFERRAL

EXHIBIT B-2         FORM OF NOTICE OF INTEREST PERIOD

EXHIBIT C-1         FORM OF NOTE

EXHIBIT C-2         FORM OF TRANSFER CERTIFICATE

EXHIBIT D-1         FORM OF LEGAL OPINION OF KELLEY DRYE & WARREN,
                    COUNSEL TO THE BORROWER

EXHIBIT D-2         FORM OF LEGAL OPINION OF MAYER, BROWN & PLATT,
                    COUNSEL TO THE BORROWER

EXHIBIT E-1         FORM OF LEGAL OPINION OF THE SPECIAL LEGAL
                    ADVISOR TO THE PRESIDENT DIRECTOR OF PERTAMINA

EXHIBIT E-2         FORM OF LEGAL OPINION OF BAKER & BOTTS, SPECIAL
                    COUNSEL TO CERTAIN OF THE PRODUCERS

EXHIBIT E-3         FORM OF LEGAL OPINION OF WHITE & CASE, SPECIAL
                    NEW YORK COUNSEL TO PERTAMINA

EXHIBIT F               FORM OF LEGAL OPINION OF SKADDEN, ARPS,
SLATE,                  MEAGHER & FLOM, SPECIAL COUNSEL TO THE
AGENT                   AND THE LENDERS

Schedule            Description

SCHEDULE 1          BASIC AGREEMENTS

SCHEDULE 2          DRAWDOWN SCHEDULE